UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party Other Than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Owens Corning

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

of Stockholders

and Proxy Statement

DATE & TIME:

Thursday, April 14, 2011

10:00 a.m., Eastern Daylight Time

PLACE:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Most stockholders have a choice of voting on the Internet, by telephone or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote on the Internet or by telephone, you do not need to return your proxy card.

ANNUAL MEETING ADMISSION

Only stockholders who are eligible to vote at the Annual Meeting will be admitted to the Annual Meeting. Stockholders must present a form of personal photo identification to be admitted. If your shares are held in the name of a bank, broker or other holder of record, you also must present a brokerage statement or other proof of ownership to be admitted.

HELP US REDUCE PRINTING AND MAILING COSTS

If you share the same last name with other stockholders living in your household, you may receive only one copy of our Notice of Annual Meeting and Proxy Statement and accompanying documents. Please see the response to the question “What is ‘householding’ and how does it affect me?” for more information on this stockholder program that eliminates duplicate mailings.

OWENS CORNING

Owens Corning World Headquarters

One Owens Corning Parkway

Toledo, Ohio 43659

Notice of Annual Meeting of Stockholders

TIME AND DATE:	10:00 a.m., Eastern Daylight Time on Thursday, April 14, 2011

PLACE:	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

PURPOSE:	1. To elect three directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified: Gaston Caperton, Ann Iverson and Joseph F. Neely.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011.

3. To approve the Corporate Incentive Plan.

4. To consider an advisory vote on compensation of our named executive officers.

5. To consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers.

6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

RECORD DATE:	You can vote if you are a stockholder of record at the close of business on February 16, 2011.

ANNUAL REPORT:	Our Annual Report for the Fiscal Year Ended December 31, 2010 (“2010 Annual Report”) is enclosed with these materials as a separate booklet. Additional financial information is available on our website at http://www.owenscorning.com/investors. The 2010 Annual Report and additional financial information available on our website are not a part of the proxy solicitation materials.

PROXY VOTING:	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares on the Internet, by telephone or by completing and returning your proxy or voting instruction card. See details under the heading “How do I vote?”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 14, 2011: The Notice of Annual Meeting and Proxy Statement and 2010 Annual Report are available at https://materials.proxyvote.com/690742.

By order of the Board of Directors,

Stephen K. Krull

Secretary

Toledo, Ohio

March 16, 2011

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PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Owens Corning (“Owens Corning,” the “Company,” “we,” “us” or “our”), a Delaware corporation, of proxies to be voted at our 2011 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. On March 16, 2011, we began distributing these proxy materials to stockholders.

How can I attend the Annual Meeting?

You are invited to attend our Annual Meeting of Stockholders on April 14, 2011, beginning at 10:00 a.m., Eastern Daylight Time. The Annual Meeting will be held at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019. Only stockholders who are eligible to vote at the Annual Meeting or their authorized representatives will be admitted to the Annual Meeting. Stockholders must present a form of personal photo identification to be admitted to the Annual Meeting. If you are a beneficial owner of shares, you also must present a brokerage statement or other proof of ownership to be admitted. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. Seating will be limited.

Who is entitled to vote at the Annual Meeting?

Holders of Owens Corning common stock at the close of business on February 16, 2011 are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of that date, there were 123,838,508 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. All stockholders of record may vote in person at the Annual Meeting. Stockholders of record may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

The names of stockholders of record entitled to vote at the Annual Meeting will be available for any purpose germane to the meeting at the Annual Meeting and for ten days prior to the Annual Meeting between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at One Owens Corning Parkway, Toledo, Ohio, by contacting the Secretary of the Company.

How do I vote?

You may vote using one of the following methods:

•	vote through the Internet at www.proxyvote.com using the instructions included in the proxy card or voting instruction card;

•	vote by telephone using the instructions on the proxy card or voting instruction card;

•	complete and return a written proxy or voting instruction card; or

•	attend and vote at the Annual Meeting. (See “Who is entitled to vote at the Annual Meeting?”)

Your vote is important. You can save us the expense of an additional solicitation by voting promptly.

Will my shares be voted if I do not provide instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker (as the record holder of the shares) is required to vote those shares in accordance with your instructions. If you do not provide instructions, your broker may not be able to vote your shares, depending on the nature of the proposal.

How do I vote shares I hold through the Company’s 401(k) plans?

If you hold shares through the Owens Corning Savings Plan or the Owens Corning Savings and Security Plan, you will receive a request for voting instructions with respect to your plan shares. You are entitled to instruct the plan trustee on how to vote your plan shares. If you do not give voting instructions to the plan trustee within the time specified by the plan trustee, your plan shares will be voted by the plan trustee in the same proportion as shares for which voting instructions have been received for such plan.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker or other holder of record.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What are the voting requirements to elect the directors and to approve the proposals discussed in this Proxy Statement?

The presence of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. If you are a beneficial owner, your broker or other holder of record is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the stockholder of record does not receive voting instructions from you.

•	Election of Directors

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” are counted in determining whether a plurality has been cast in favor of a director. Abstentions are not counted for purposes of the election of directors.

•	Ratification of the Selection of PricewaterhouseCoopers LLP

Although ratification is not required by our bylaws or otherwise, we are asking our stockholders to ratify the section of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011. The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against the proposal.

•	Corporate Incentive Plan

The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve the Corporate Incentive Plan. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against the proposal. Broker non-votes will have no effect on this proposal.

•	Say on Pay

The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve the compensation of our named executive officers. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against the proposal. Broker non-votes will have no effect on this proposal.

•	Say on Pay Frequency

The option receiving the greatest number of affirmative votes (every one, two or three years) will be considered the frequency approved by stockholders. Abstentions and broker non-votes will have no effect on this proposal.

Could other matters be decided at the Annual Meeting?

At the time this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if other matters should be properly presented at the meeting, the proxy holders will have the discretion to vote your shares in accordance with their best judgment.

Who will tabulate the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election. John W. Christy and Jeffrey S. Wilke have been appointed to serve as alternate inspectors of election in the event Broadridge is unable to serve.

Who will pay the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission or facsimile transmission. We have hired Alliance Advisors, L.L.C. to assist in the distribution and solicitation of proxies. We will pay Alliance Advisors, L.L.C. a fee of $8,000, plus reasonable expenses, for these services.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” This procedure is designed to reduce the volume of duplicate information received at your household and helps us reduce our printing and mailing costs. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting and Proxy Statement and accompanying documents, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting and Proxy Statement and accompanying documents, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, contact Broadridge as indicated above.

Beneficial owners can request information about householding from their brokers or other holders of record.

PROPOSAL 1. ELECTION OF DIRECTORS

Information Concerning Directors

Currently, our Board of Directors consists of 12 directors in 3 classes, with 4 directors in Class I, 4 directors in Class II and 4 directors in Class III. In accordance with our amended and restated bylaws, these directors currently include:

•	one director initially designated by an Asbestos Claimants’ Committee, who we refer to as the ACC Designated Director; and

•	one director initially designated by a Future Claimants’ Representative, who we refer to as the FCR Designated Director.

On our Board of Directors, W. Howard Morris is the ACC Designated Director and James J. McMonagle is the FCR Designated Director.

Our amended and restated bylaws provide that, until such time as the Asbestos Personal Injury Trust formed as part of the Predecessor’s emergence from Chapter 11 bankruptcy proceedings in 2006 (the “Asbestos PI Trust”) no longer holds shares representing at least 1% of our issued and outstanding common stock, (i) the Asbestos PI Trust has the right to nominate individuals for election as the ACC Designated Director (as designated by the Trustees’ Advisory Committee) or the FCR Designated Director (as designated by the Future Claimants’ Representative), and (ii) the Trustees’ Advisory Committee or the Future Claimants’ Representative has the right to fill any vacancy in the Board of Directors arising from the resignation, retirement, death, removal or incapacity of the ACC Designated Director or the FCR Designated Director, respectively.

The three director classes serve as follows:

•	the directors currently serving in Class II hold office for a term expiring at the Annual Meeting;

•	the directors currently serving in Class III hold office for a term expiring at the Annual Meeting of Stockholders in 2012; and

•	the directors currently serving in Class I hold office for a term expiring at the Annual Meeting of Stockholders in 2013.

The directors in Class II whose terms expire at the Annual Meeting are: Gaston Caperton, Ann Iverson, Joseph F. Neely, and W. Ann Reynolds. Pursuant to the Company’s Corporate Governance Guidelines, the retirement age for directors is 73. A director who has attained age 73 may continue to serve as a director until the next succeeding annual meeting of stockholders. Dr. Reynolds has attained retirement age and will retire at the Annual Meeting. Upon her retirement, the then current size of the Board of Directors will be reduced by one.

The Board of Directors has nominated each of Ms. Iverson and Messrs. Caperton and Neely, for re-election as directors at the Annual Meeting for a new term expiring at the Annual Meeting of Stockholders in 2014, upon the recommendation of the Board’s Governance and Nominating Committee, which consists solely of independent directors. The business experience of each of the nominees for director and each of the current directors is described below.

Pursuant to the Corporate Governance Guidelines adopted by our Board of Directors, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, mature judgment, accumen, character, integrity, diversity, ability to make independent analytical inquiries, understanding of Owens Corning’s business environment, and willingness to devote adequate time and efforts to Board responsibilities. The Board of Directors believes that each of the current directors and nominees for director exhibit each of these characteristics. Set forth below with each director’s biographical information is a description of the principal experience, qualifications, attributes or skills that led the Board to the conclusion that such individuals should serve as an Owens Corning director in light of the Company’s business and structure.

Your proxy will vote for each of the three nominees unless you specifically withhold authority to vote for any or all of the nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. We do not know of any nominee of the Board of Directors who would be unable to serve as a director if elected.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. Each person elected at the Annual Meeting will serve until the Annual Meeting of Stockholders in 2014 and until his or her successor is duly elected and qualified.

The Board of Directors recommends that you vote FOR Proposal 1 relating to the election of directors.

Nominees for Election as Directors in Class II—For a Term Expiring at the Annual Meeting of Stockholders in 2014

GASTON CAPERTON, 71 Director since 2006; Director of the Predecessor since 1997

Mr. Caperton has been the President and Chief Executive Officer of The College Board, a not-for-profit educational association located in New York, New York, since 1999. He served as Governor of the State of West Virginia from 1988 to 1996. He was the 1996 Chair of the Democratic Governors’ Association, and served on the National Governors’ Association executive committee and as a member of the Intergovernmental Policy Advisory Committee on U.S. Trade.

Public Company Directorships in the Last Five Years

•       United Bankshares, Inc.

•       Prudential Financial

Director Qualifications: Mr. Caperton brings to the Board, among other skills and qualifications, significant chief executive leadership experience having served as President and Chief Executive Officer of The College Board since 1999. Mr. Caperton has extensive political experience and knowledge having served two terms as governor of West Virginia.

ANN IVERSON, 66 Director since 2006; Director of the Predecessor since 1996

Ms. Iverson has served as President and Chief Executive Officer of International Link, an international consulting firm in Carefree, Arizona, since she founded the firm in 1998. Prior to that, Ms. Iverson served as chief executive officer of Laura Ashley Holdings plc, Mothercare plc and Kay-Bee Toy Stores and chairman of Brooks Sports, Inc. She has held executive positions with Bloomingdales and Federated Department Stores, Inc. Ms. Iverson is a member of the Board of Trustees of Thunderbird—The School of Global Management, and a member of Financo Global Consulting. She also has been awarded the Ellis Island Medal of Honor.

Public Company Directorships in the Last Five Years

•       Shoe Pavilion Inc.

Director Qualifications: Ms. Iverson has significant leadership experience as a chief executive officer in both the public and private sectors and as a business consultant. She provides the board a global perspective, with over 10 years experience as chief executive officer of large multinational companies. Ms. Iverson brings to the Board, among other skills and qualifications, expertise in international business, branding, finance and marketing. Ms. Iverson’s experience and understanding of finance led to her designation as an “audit committee financial expert.”

JOSEPH F. NEELY, 70 Director Since 2006	Mr. Neely has been Lead Director of GoldToe Moretz, LLC, a leading manufacturer of hosiery sold under the Gold Toe brand names, in Newton, North Carolina, since 2006. From 2002 to 2006, Mr. Neely served as Chief Executive Officer of Gold Toe Brands, Inc. Mr. Neely earlier served as Senior Vice President of Sara Lee Corporation responsible for their knit products, hosiery, and intimate apparel groups. He also founded Raylen Vineyards and Winery, and serves on the North Carolina Grape Council.

Director Qualifications: Mr. Neely brings to the Board, among other skills and qualifications, significant leadership experience with large public companies. This experience enables him to provide insight concerning finance, manufacturing and operations. Mr. Neely’s experience and knowledge of finance led to his designation as an “audit committee financial expert.”

Class III—Class Expiring at the Annual Meeting of Stockholders in 2012

NORMAN P. BLAKE, JR, 69 Director since 2006; Director of the Predecessor since 1992	Mr. Blake retired in 2002 as Chairman, President, and Chief Executive Officer of Comdisco, Inc. Previously he held the same position with Promus Hotel Corporation, USG&G Corporation, Heller International Corporation as well as Chief Executive Officer and General Secretary of the United States Olympic Committee. Also, he had previously been Executive Vice President- Financing Operations of the General Electric Credit Corporation, General Electric Company. He currently is a member of the Board of Directors of Keraplast Technologies, Ltd. and a member of the Board of Trustees of the U.S. Army War College Foundation. He is the recipient of the degree of Economics honoris causa from Purdue University as well as Masters and Bachelor degrees. He has also been awarded the Ellis Island Medal of Honor.

Director Qualifications: Mr. Blake brings to the Board, among other skills and qualifications, extensive executive leadership experience with leading companies. This experience enables him to contribute insights regarding business strategy and finance. Mr. Blake’s experience and knowledge of finance led to his designation as an “audit committee financial expert.”

LANDON HILLIARD, 71 Director since 2006; Director of the Predecessor since 1989

Mr. Hilliard has been a partner with Brown Brothers Harriman & Co., private bankers in New York, New York, since 1979. Mr. Hilliard began his career at Morgan Guaranty Trust Company of New York. He joined Brown Brothers Harriman in 1974 and became a partner in 1979. He is also a Trustee of the Provident Loan Society of New York, a Trustee of the Jefferson Scholars Foundation at the University of Virginia, Chairman of the Network for Teaching Entrepreneurship and a Director of the Virginia Environmental Endowment. He is also a Director of Norfolk Southern Corporation, Russell Reynolds Associates and Western World Insurance Group.

Public Company Directorships in the Last Five Years

•       Norfolk Southern Corporation

Director Qualifications: Mr. Hilliard brings to the Board, among other skills and qualifications, over 45 years experience in banking and finance as well as over 20 years in corporate governance. He also has significant leadership experience with Owens Corning, having served for more than 20 years as a director of the Company or the Predecessor. This experience has provided him with knowledge of Owens Corning’s history and businesses. Mr. Hilliard also brings the experience of serving as a director of other public companies.

JAMES J. MCMONAGLE, 66, Director Since 2007	Mr. McMonagle has been Of Counsel at Vorys, Sater, Seymour & Pease LLP, a law firm, Cleveland, Ohio, since 2002. Director since 2007. Mr. McMonagle is Director and Chairman of the Board of Selected Family of Funds and formerly served as the Future Claimants’ Representative in the Predecessor’s bankruptcy case and as Senior Vice President, General Counsel and Secretary of University Hospital Health System, Inc. and University Hospitals of Cleveland. He also was a Common Pleas Court Judge of Cuyahoga County, Ohio, and an attorney in private practice.

Director Qualifications: Mr. McMonagle is the FCR Designated Director. Mr. McMonagle’s long career as an attorney, general counsel, board chairman and as a judge enables him to provide the Board valuable insights regarding governance, government processes and law.

W. HOWARD MORRIS, 50 Director Since 2007

Mr. Morris has been President and Chief Investment Officer of Prairie & Tireman Capital Management, an investment partnership, since 1998. Mr. Morris was formerly Vice President and Senior Portfolio Manager at Comerica Asset Management from 2006 to 2007, Chief Executive Officer and Emergency Financial Manager, Inkster, Michigan Public Schools, from 2002 to 2005, and Chief Financial Officer, Detroit, Michigan Public School District, from 1999 to 2000. He is a Certified Public Accountant, Chartered Financial Analyst and Personal Financial Specialist.

Public Company Directorships in the Last Five Years

•       Federal Mogul Corp.

Director Qualifications: Mr. Morris is the ACC Designated Director. Mr. Morris brings to the Board, among other skills and qualifications, experience concerning auditing, finance and investments. Mr. Morris’ experience and knowledge of finance led to his designation as an “audit committee financial expert.”

Class I—Class Expiring at the Annual Meeting of Stockholders in 2013

RALPH F. HAKE, 62 Director Since 2006

Mr. Hake retired as Chairman and Chief Executive Officer for the Maytag Corporation, manufacturer of home and commercial appliances, in 2006. Prior to joining Maytag, Mr. Hake was Executive Vice President and CFO for Fluor Corporation, a $10 billion engineering and construction company. Mr. Hake also served in executive positions at Whirlpool Corporation. Prior to joining Whirlpool, Mr. Hake served in various corporate strategic and financial positions at the Mead Corporation of Dayton, Ohio. Mr. Hake also served on the Board of Directors for the National Association of Manufacturers and was chairman of the group’s taxation and economic policy group.

Public Company Directorships in the Last Five Years

•       Maytag Corporation

•       ITT Corporation

•       Smurfit-Stone Container Corporation

Director Qualifications: Mr. Hake brings to the Board, among other skills and qualifications, over 20 years of progressively more responsible leadership experience with manufacturing companies. This experience has provided Mr. Hake knowledge concerning finance, manufacturing and operations.

J. BRIAN FERGUSON, 56 Director Since 2011

Mr. Ferguson retired as executive chairman of Eastman, a global chemical company engaged in the manufacture and sale of a broad portfolio of chemicals, plastics and fibers, in 2010 and as chief executive officer of Eastman in May 2009. He became chairman and chief executive officer of Eastman in January 2002. He joined Eastman in 1977 and led several of its businesses in the U.S. and Asia. Mr. Ferguson is also the retired chairman of the American Chemistry Council. Mr. Ferguson serves on the board of advisors of Myriant Technologies.

Public Company Directorships in the Last Five Years

•       NextEra Energy, Inc.

Director Qualifications: Mr. Ferguson brings to the Board, among other skills and qualifications, over 30 years of leadership experience in progressively more responsible roles at Eastman Chemical Company, culminating in his service as chief executive officer and as executive chairman. He has experience in international business, industrial operations, strategic planning and capital raising strategies, as well as in executive compensation.

F. PHILIP HANDY, 65 Director Since 2006

Mr. Handy has been CEO of Strategic Industries, a worldwide diversified service and manufacturing company, since 2001. He has held leadership positions with Equity Group Corporate Investments, Chart House, Donaldson, Lufkin and Jenrette and Fidelity Management and Research. In March 2008, he was re-appointed by President George W. Bush and confirmed by the Senate to serve a second term on the National Board of Education Sciences for a three year term.

Public Company Directorships in the Last Five Years

•       Anixter International, Inc.

•       Rewards Network, Inc.

•       WCI Communities, Inc.

Director Qualifications: Mr. Handy brings to the Board, among other skills and qualifications, over 40 years experience in business, finance and investing. He has significant experience leading a global manufacturing company as the chief executive of Strategic Industries as well as serving as chief executive officer of two public companies, Chart House and Rewards Network, Inc. Mr. Handy also has experience as the director of other public companies. His experience enables him to provide insights concerning business strategy, finance and investments.

MICHAEL H. THAMAN, 47 Director Since 2006; Director of the Predecessor since 2002

Mr. Thaman has served as Owens Corning’s President and Chief Executive Officer since 2007 and as Chairman since 2002. Mr. Thaman joined Owens Corning in 1992 and held a variety of leadership positions at Owens Corning, including serving as Chief Financial Officer beginning in 2000, President of the Exterior Systems Business beginning in 1999 and President of the Engineered Pipe Systems Business beginning in 1997. Prior to joining Owens Corning, Mr. Thaman was Vice President in the New York office of Mercer Management Consulting, a strategy consulting firm.

Public Company Directorships in the Last Five Years

•     NextEra Energy, Inc.

Director Qualifications: Mr. Thaman has significant leadership experience with Owens Corning. The Board believes that Mr. Thaman’s strong leadership skills, extensive business experience and knowledge of the Company, its products and its customers is of tremendous value to the Board. This experience and knowledge qualifies Mr. Thaman to provide insight to the Board on Owens Corning’s operations, business strategy and talent, as well as financial matters. In addition to his other skills and qualifications, Mr. Thaman’s role as both Chairman and Chief Executive Officer of Owens Corning serves as a vital link between management and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management’s perspective on business and strategy.

Director Retiring at the Annual Meeting of Stockholders

W. ANN REYNOLDS, 73 Director since 2006; Director of the Predecessor since 1993

Dr. Reynolds retired as President and Professor of Biology at The University of Alabama at Birmingham, located in Birmingham, Alabama, in 2002. Dr. Reynolds previously served as Chancellor of the City University of New York and as Chancellor of the California State University System. In prior years, she was Provost of the Ohio State University and Professor of Anatomy and Vice Chancellor for Research at the University of Illinois at the Medical Center. She is a director of the News-Gazette, Champaign, Illinois. Dr. Reynolds will have attained retirement age as of the Annual Meeting and will retire at such meeting.

Public Company Directorships in the Last Five Years

•     Humana, Inc.

•     Abbott Laboratories

•     Life Technologies

•     Maytag Corporation

Director Qualifications: Dr. Reynolds has significant leadership experience as a chief executive of large institutions and as a director of other prominent public companies. This experience enables her to provide the Board insight on matters concerning finance, governance and government processes. Dr. Reynolds’ experience and understanding of finance led to her designation as an “audit committee financial expert.”

Governance Information

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines which, in conjunction with our certificate of incorporation, bylaws and Board committee charters, form the framework for our corporate governance. The Corporate Governance Guidelines are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Secretary of the Company.

Board Leadership Structure

Michael H. Thaman serves as Owens Corning’s Chairman of the Board, President and Chief Executive Officer (“Chairman and CEO”) and Landon Hilliard, a non-management director, serves as lead independent director (“Lead Independent Director”) of the Company. The Board of Directors believes that this leadership structure is appropriate for Owens Corning in light of the Company’s governance structure, current needs and business environment as well as the unique talents, experiences and attributes of the individuals in those roles.

Mr. Thaman was Chairman of the Board for the Company from April 2002 to December 2007, prior to his election as the Company’s Chief Executive Officer. Upon his election as Chief Executive Officer in December 2007, the CEO and Chairman positions were combined in order to ensure a single, strong senior management voice, with clear and consistent leadership on critical strategic objectives. The Board’s prior experience working with Mr. Thaman in the Chairman position strongly supported its conclusion that the Company and its stockholders would be best served with Mr. Thaman leading Owens Corning as its Chairman and CEO.

The Board of Directors further determined that it was appropriate to have a structure that provided strong leadership among the independent directors of the Board. Landon Hilliard was therefore named by the Board of Directors to serve in the capacity as Lead Independent Director. Mr. Hilliard has continuously served as director of the Company, or the Predecessor, since 1989. He has also had significant experience serving as a non-management director of companies other than Owens Corning.

The Board of Directors believes that its on-going ability to review the leadership structure of the Board and to make changes as it deems necessary and appropriate gives it the flexibility to meet varying business, personnel and organizational needs over time. The success of any given structure will always be dependent upon the individuals who hold key roles and how they work together to drive value for the Company and its stockholders.

Lead Independent Director

The independent directors on our Board of Directors have elected a Lead Independent Director to serve in a lead capacity to coordinate the activities of the other non-management directors and to perform such other duties and responsibilities as the Board of Directors may determine. Landon Hilliard was elected to serve as Lead Independent Director effective June 21, 2007 and was reelected effective June 17, 2009. Ralph F. Hake was elected to serve as Lead Independent Director effective April 2011.

The responsibilities of the Lead Independent Director, as provided in the Charter of Lead Independent Director for Owens Corning, include:

•	presiding at meetings of the Board in the absence of, or upon the request of, the Chairman;

•	serving as a designated member of the Executive Committee;

•	presiding over all executive meetings of non-management directors and independent directors and reporting to the Board, as appropriate, concerning such meetings;

•	reviewing Board meeting agendas in collaboration with the Chairman and recommending matters for the Board to consider and information to be provided to the Board;

•

serving as a liaison and supplemental channel of communication between the non-management/independent directors and the Chairman without inhibiting direct communication between the Chairman and other directors;

•	serving as the principal liaison for consultation and communication between the non-management/independent directors and stockholders; and

•	advising the Chairman concerning the retention of advisors and consultants who report directly to the Board.

The Charter of Lead Independent Director for Owens Corning is available on our website at http: //www.owenscorning.com.

The Board of Directors believes that having a strong Lead Independent Director with significant leadership responsibilities, as described above, coupled with a strong and effective Chairman and CEO is currently the appropriate board leadership structure for Owens Corning.

Communications with Directors

Stockholders and other interested parties may communicate with the Lead Independent Director or any other non-management directors regarding the Company by sending an email to non-managementdirectors@owenscorning.com. All such communications are promptly reviewed by the Vice President, Audit and the Vice President and Deputy General Counsel for evaluation and appropriate follow-up/resolution. The Board of Directors has determined that communications determined to be advertisements, or other types of “Spam” or “Junk” messages, unrelated to the duties or responsibilities of the Board, should be discarded without further action. A summary of all other communications is reported semi-annually to the non-management directors. Communications involving fraud or serious misconduct by directors or executive officers are immediately reported to the Lead Independent Director. Complaints regarding business conduct policies, corporate governance matters, accounting controls or auditing are managed and reported in accordance with Owens Corning’s existing audit committee complaint policy or business conduct complaint procedure, as appropriate.

Director Qualification Standards

Pursuant to New York Stock Exchange listing standards, our Board of Directors has adopted a formal set of categorical Director Qualification Standards with respect to the determination of director independence, which either meet or exceed the independence requirements of the New York Stock Exchange corporate governance listing standards. In accordance with our Standards, to be considered independent a director must be determined to have no material relationship with the Company other than as a director. The Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The full text of our Director Qualification Standards is included as Annex A to this Notice of Annual Meeting and Proxy Statement.

Director Independence

With the assistance of legal counsel to the Company, the Governance and Nominating Committee reviewed the applicable legal standards for director and Board Committee independence, our Director Qualification Standards, and the criteria applied to determine “audit committee financial expert” status. The Committee also reviewed reports of the answers to annual questionnaires completed by each of the independent directors and of transactions with director affiliated entities. On the basis of this review, the Governance and Nominating Committee delivered reports and recommendations to the Board of Directors and the Board made its independence and “audit committee financial expert” determinations based upon the Committee’s reports and recommendations.

The Board of Directors has determined that current directors Norman P. Blake, Jr., Gaston Caperton, J. Brian Ferguson, Ralph F. Hake, F. Philip Handy, Landon Hilliard, Ann Iverson, James J. McMonagle, W. Howard Morris, Joseph F. Neely and W. Ann Reynolds are independent under the standards set forth in our Director Qualification Standards. The Board of Directors also has determined that all of the directors serving on the Audit, Compensation, and Governance and Nominating Committees are independent and satisfy relevant requirements of the SEC, the New York Stock Exchange, Owens Corning and the respective charters for the members of such Committees. The Board of Directors also determined that former directors Robert B. Smith, Jr. and Daniel K. K. Tseung met the above standards for independence during the time that each served as a director.

In reaching the above determinations of independence, the Board of Directors considered the following:

•	Mr. McMonagle served as the FCR Designated Director and served as a future claimants’ representative; and

•	Mr. Morris is the ACC Designated Director.

Executive Sessions of Directors

According to our Corporate Governance Guidelines, executive sessions or meetings of non-management directors without management present must be held regularly (at least three times a year) and at least one meeting must include only independent directors. Currently, all of our non-management directors are independent. In 2010, the non-management directors met in executive session six times.

Risk Oversight

The Audit Committee of the Board of Directors has primary responsibility for assisting the Board’s oversight of risk. Pursuant to its charter, the Audit Committee’s responsibilities include discussing guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation and Finance Committees of the Board of Directors also review and evaluate risks associated with their respective areas. Each of the Board Committees provides reports concerning its activities to the Board of Directors and the Board considers and discusses such reports.

To further support the risk oversight function, Owens Corning has a management Risk Committee which is responsible for overseeing and monitoring the Company’s risk strategy and chartering risk mitigation related actions. The Risk Committee’s membership has broad based functional representation, including members from the corporate audit, finance, legal, security, treasury and business functions. The Risk Committee provides periodic updates concerning risk to the Audit Committee of the Board of Directors.

Owens Corning Policies on Business Ethics and Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, are required to abide by Owens Corning’s Code of Business Conduct Policy to ensure that our business is conducted in a consistently legal and ethical manner. This policy forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the high integrity level of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

The Company also has adopted an Ethics Policy for Chief Executive and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (“Senior Financial Officers”), that provides, among other things, that Senior Financial Officers must comply with all laws, rules and regulations that govern the conduct of the Company’s business and that no Senior Financial Officer may participate in a transaction or otherwise act in a manner that creates or appears to create a conflict of interest unless the facts and circumstances are disclosed to and approved by the Governance and Nominating Committee.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Owens Corning’s Code of Business Conduct Policy. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place.

Directors’ Code of Conduct

The members of our Board of Directors are required to comply with a Directors’ Code of Conduct (the “Code”). The Code is intended to focus the Board and the individual directors on areas of ethical risk, help directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers all areas of professional conduct relating to service on the Owens Corning Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

The full texts of our Code of Business Conduct Policy, Ethics Policy for Chief Executive and Senior Financial Officers and Directors’ Code of Conduct are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Secretary of the Company.

Director Retirement Age

Pursuant to the Company’s Corporate Governance Guidelines, the retirement age for directors is 73. A director who has attained age 73 may continue to serve as a director until the next succeeding annual meeting of stockholders.

Board and Committee Membership

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer, Chief Financial Officer and other officers, by reviewing materials provided to them, by visiting our offices and plants, and by participating in meetings of the Board and its Committees. Board members are expected to attend our Annual Meetings of Stockholders, unless an emergency prevents them from doing so. Each of our directors, who was a director at the time, was present at the 2010 Annual Meeting of Stockholders.

During 2010, the Board of Directors met seven times. Each of our directors attended at least 75 percent of the meetings of the Board and Board Committees on which he or she served in 2010.

The table below provides committee membership as of March 16, 2011 and 2010 meeting information for each of the Board Committees.

Name	Audit	Compensation	Governance and Nominating	Executive	Finance
Mr. Blake	C		X	X
Mr. Caperton		X		X	C
Mr. Ferguson
Mr. Hake		C	X	X
Mr. Handy		X			X
Mr. Hilliard				X
Ms. Iverson	X	X
Mr. McMonagle		X			X
Mr. Morris	X		X
Mr. Neely	X				X
Dr. Reynolds	X		C	X
Mr. Thaman				C
2010 Meetings	8	5	5	—	5

C = Committee Chairman                    X = Committee Member

Each of the standing Committees of our Board of Directors acts pursuant to a charter that has been approved by our Board. These charters are updated periodically and can be found on the Company’s website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Secretary of the Company.

The Audit Committee

The Audit Committee is responsible for assisting the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company, including:

•	assisting the Board’s oversight of:

•	the integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements,

•	the Company’s independent registered public accounting firm’s qualifications and independence, and

•	the performance of the independent registered public accounting firm and the Company’s internal audit function; and

•	preparing the audit committee report required by the rules of the SEC.

The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” for purposes of the SEC’s rules.

Audit Committee Report: The Audit Committee has reviewed and discussed the audited financial statements of the Company contained in the annual report on Form 10-K with management. The Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

By Audit Committee:

Norman P. Blake, Jr., Chairman

Ann Iverson

W. Howard Morris

Joseph F. Neely

W. Ann Reynolds

Independent Registered Public Accounting Firm. The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2011.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Principal Accounting Fees and Services. The aggregate fees billed and services provided by the Company’s principal accountant for the years ended December 31, 2010 and 2009 are as follows (in thousands):

	2010	2009
Audit Fees (1)	$5,162	$5,340
Audit-Related Fees (2)	32	90
Tax Fees	306	270
All Other Fees (3)	350	121

Total Fees	$5,850	$5,821

(1)	Amounts shown reflect fees for the years ended December 31, 2010 and 2009, respectively.
(2)	The fees included relate primarily to review of the Company’s required franchise disclosure documents in 2010 and 2009 as well as employee benefit plan audits in 2009. Amounts shown reflect fees billed in the years ended December 31, 2010 and 2009.
(3)	Amounts shown include fees related primarily to due diligence work in 2010 and information systems control review in 2009.

It is the Company’s practice that all services provided the Company by its independent registered public accounting firm be pre-approved either by the Audit Committee or by the Chairman of the Audit Committee pursuant to authority delegated by the Audit Committee. No part of the independent registered public accounting firm services related to the Audit-Related Fees, Tax Fees, or All Other Fees listed in the table above was approved by the Audit Committee pursuant to the exemption from pre-approval provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

The Compensation Committee

Responsibilities. The Compensation Committee is responsible for oversight of the Company’s compensation of executives, including authority to determine the compensation of the Executive Officers, and for producing an annual report on executive compensation in accordance with applicable rules and regulations. The Compensation Committee may delegate power and authority to subcommittees of the Compensation Committee as it deems appropriate. However, the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard required to be exercised by the Compensation Committee as a whole. The Compensation Committee has the sole authority to retain or terminate a compensation consultant to assist the Compensation Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms. The consultant’s fees will be paid by the Company.

In overseeing the Company’s policies concerning executive compensation for officers and directors, the Compensation Committee:

•	reviews at least annually the goals and objectives of the Company’s plans, and amends or recommends that the Board amend, these goal and objectives if the Compensation Committee deems it appropriate;

•

reviews at least annually the Company’s executive officer compensation plans in light of the Company’s goals and objectives with respect to the plans, and, if the Compensation Committee deems it appropriate, adopts or recommends to the Board the adoption of new, or the amendment of existing, executive compensation plans;

•

evaluates annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans and, either alone as a committee or together with the other independent directors, sets the Chief Executive Officer’s compensation level based on this evaluation;

•	approves the pay structure, salaries and incentive payments of all other executive officers of the Company, as well as the funding level of the Company’s annual and long-term incentive plans; and

•	reviews and approves any severance or termination arrangements to be made with any executive officer of the Company.

The Compensation Committee also reviews the Company’s executive compensation programs on a continuing basis to determine that they are properly integrated and that payments and benefits are reasonably related to executive and Company performance and operate in a manner consistent with that contemplated when the programs were established.

Compensation Consultant. The Executive Compensation group in the Company’s Corporate Human Resources Department supports the Compensation Committee in its work. In addition, the Compensation Committee has authority to engage the services of outside advisors, experts and others to assist the Compensation Committee.

The Compensation Committee has engaged the services of Pearl Meyer & Partners as independent outside compensation consultants to advise the Compensation Committee on all matters related to Chief Executive Officer and other executive, as well as director, compensation. Specifically, Pearl Meyer provided relevant market data and trend information, advice, alternatives and recommendations to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation. As of March 16, 2011, the Compensation Committee consists of Ralph F. Hake (Chairman), Gaston Caperton, F. Philip Handy, Ann Iverson and James J. McMonagle. Joseph F. Neely served on the Compensation Committee during 2010.

None of the members of the Compensation Committee during 2010 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

The Governance and Nominating Committee

Responsibilities. The Governance and Nominating Committee is responsible for:

•	identifying and recommending to the Board individuals qualified to serve as directors and on committees of the Board;

•	advising the Board with respect to Board composition, procedures and committees;

•	advising the Board with respect to the corporate governance principles applicable to the Company; and

•	overseeing the evaluation of the Board and management.

Director Nomination Process. The Governance and Nominating Committee evaluates potential candidates for Board membership on an ongoing basis. The Committee is authorized to use any methods it deems appropriate for identifying candidates for Board membership, including recommendations from current Board members, outside search firms and stockholders. Where outside search firms are utilized, they assist the Committee in both identifying and evaluating potential nominees.

Director Qualifications. Pursuant to the Company’s Corporate Governance Guidelines, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time and efforts to Board responsibilities.

Consideration of Diversity. Pursuant to its charter, the Governance and Nominating Committee is responsible for identifying and recommending director nominees consistent with the director qualification criteria described above, including diversity, so as to enhance the Board’s ability to manage and direct the affairs and business of the Company. In identifying director nominees, the Committee considers diversity as provided in its charter, and it does not have an additional policy with respect to the consideration of diversity. The Committee considers diversity expansively against the charter standard of enhancing the Board’s ability to manage and direct the affairs and business of the Company. The Committee believes that its consideration of diversity effectively implements the charter requirements.

Consideration of Director Candidates Recommended by Stockholders. Under its charter, the Governance and Nominating Committee is responsible for reviewing stockholder nominations for director. The Committee does not have a formal policy with respect to the consideration of director candidates recommended by stockholders. However, its practice is to consider those candidates on the same basis and in the same manner as it considers recommendations from other sources. Such recommendations should be submitted to the non-management directors and should include information about the background and qualifications of the candidate.

The Executive Committee

The Executive Committee has the authority to act for the Board between meetings of the Board of Directors.

The Finance Committee

The Finance Committee is responsible for exercising oversight responsibility with respect to the Company’s material and strategic financial matters, including those related to investment policies and strategies, merger and acquisition transactions, financings, and capital structure, and for advising Company management and the Board with respect to such matters.

Certain Transactions with Related Persons

There are no related person transactions to report in this Notice of Annual Meeting and Proxy Statement.

Review of Transactions with Related Persons

The Company has various written policies in place governing actual or potential conflicts of interest by directors, officers, employees, and members of their immediate families.

The Company has a Directors’ Code of Conduct that provides, among other things, that a director who has an actual or potential conflict of interest:

•	must disclose the existence and nature of such actual or potential conflict to the Chairman of the Board and the Chairman of the Governance and Nominating Committee; and

•	may proceed with the transaction only after receiving approval from the Governance and Nominating Committee.

Executive Officers of Owens Corning

The name, age and business experience during the past five years of Owens Corning’s executive officers as of March 16, 2011 are set forth below. Each executive officer holds office until his successor is elected and qualified or until his earlier resignation, retirement or removal. All those listed have been employees of Owens Corning or the Predecessor during the past five years except as indicated. Unless otherwise noted, all positions provided below refer to positions held with the Predecessor for periods through October 31, 2006, and with Owens Corning for periods thereafter.

Name and Age	Position*
Charles E. Dana (55)	Group President, Building Materials since December 2010; formerly Group President, Vice President and President, Composite Solutions Business (2008) and Vice President, Composite Solutions Business.

Arnaud Genis (46)	Group President, Composite Solutions since December 2010; formerly Vice President and Managing Director, European Composite Solutions Business (2007), President of the Saint-Gobain Reinforcement and Composites Business and Textile Solutions Business, Paris (2006), President of Saint-Gobain Textile Solutions Business, Paris.

David L. Johns (52)	Senior Vice President and Chief Information Technology Officer since December 2009; formerly Senior Vice President and Chief Supply Chain and Information Technology Officer.

Stephen K. Krull (46)	Senior Vice President, General Counsel and Secretary since February 2003.

Mark W. Mayer (53)	Vice President and Chief Accounting Officer since December 2007; formerly Vice President Corporate Accounting and External Reporting.

Duncan J. Palmer (45)	Senior Vice President and Chief Financial Officer since September 2007; formerly Vice-President, Upstream Commercial Finance for Shell International Exploration and Production BV (2007) and Vice-President Finance Global Lubricants for the Royal Dutch Shell Group of Companies.

Daniel T. Smith (46)	Senior Vice President, Human Resources since September 2009; formerly Executive Vice President/Chief Administrative Officer, Borders Group, Inc. (2009), Executive Vice President, Human Resources, Borders Group, Inc. (2006), and Senior Vice President, Human Resources, Borders Group, Inc.

Michael H. Thaman (47)	President and Chief Executive Officer since December 2007 and also Chairman of the Board since April 2002; formerly also Chief Financial Officer until September 2007. Director since 2006; formerly Director of the Predecessor since January 2002.

*	Information in parentheses indicates year during the past five years in which service in position began. The last position listed for each individual represents the position held by such individual at the beginning of the five year period.

Security Ownership of Certain Beneficial Owners and Management

The following table contains information, as of March 4, 2011 unless otherwise indicated, about the beneficial ownership of Owens Corning’s common stock for:

•	each stockholder known by us to own beneficially 5% or more of our common stock;

•	each of our directors;

•	each of the officers included in our Summary Compensation Table; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and, except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 124,344,895 outstanding shares of Owens Corning common stock. Shares of Owens Corning common stock obtainable upon the exercise of warrants are deemed to be outstanding and to be beneficially owned by the entity or person holding such warrants for the purpose of computing the percentage ownership of such entity or person but are not treated as outstanding for the purpose of computing the number of shares owned and percentage ownership of any other entity or person. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below will have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Beneficial Ownership
5% Stockholders, Officers and Directors	Number of Shares		Percent of Total
Beneficial Owners of 5% or More of Our Common Stock
FMR LLC	19,285,783	(1)	15.4%
Wayzata Investment Partners LLC	15,095,553	(2)	12.1%
Owens Corning/Fibreboard Asbestos Personal Injury Trust	14,100,000	(3)	11.3%
Directors and Executive Officers
Norman P. Blake, Jr.	67,331	(4)	*
Gaston Caperton	27,724	(4)(5)	*
J. Brian Ferguson	11,067	(4)	*
Ralph F. Hake	30,413	(4)	*
F. Philip Handy	34,505	(4)	*
Landon Hilliard	45,609	(4)(5)	*
Ann Iverson	29,036	(4)(5)(7)	*
James J. McMonagle	65,104	(4)(5)	*
W. Howard Morris	40,958	(4)(8)	*
Joseph F. Neely	28,315	(4)	*
W. Ann Reynolds	25,437	(4)(9)	*
Michael H. Thaman	1,053,444	(4)(5)(6)(10)	*
Karel Czanderna	88,393	(4)(6)(10)(11)	*
Charles E. Dana	246,144	(6)(10)	*
David L. Johns	191,518	(4)(5)(6)(10)	*
Stephen K. Krull	207,928	(6)(10)	*
Duncan J. Palmer	282,372	(5)(6)(10)	*
Executive officers and directors as a group (19 persons)	2,510,914	(4)(5)(6)(10)	2.0%

*	Represents less than 1%
(1)

According to a Schedule 13G/A filed jointly by FMR LLC and Edward C. Johnson 3d on February 14, 2011, as of December 31, 2010 Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly- owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 18,799,150 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The number of shares of Common Stock of Owens Corning owned by the investment companies at December 31, 2010 included 600,000 shares of Common Stock resulting from the assumed conversion of 600,000 shares of OWENS CORNING WT A11 10/31/13 (1 shares of Common Stock for each Warrant). Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 18,799,150 shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Strategic Advisers, Inc., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 291 shares of Owens Corning common stock, beneficially owned through Strategic Advisers, Inc. Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 375,000 shares of Owens Corning common stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 375,000 shares and sole power to vote or to direct the voting of 375,000 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above. FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1)(ii), is the beneficial owner of 111,342 shares of Owens Corning common stock.

(2)	According to a Schedule 13G/A filed on February 14, 2011, as of December 31, 2010 Wayzata Investment Partners LLC (“Wayzata”) has shared voting power and shared dispositive power in respect of these shares. The address for Wayzata is 701 East Lake Street, Suite 300, Wayzata, MN 55391.
(3)	According to Amendment No. 2 to Schedule 13D dated as of March 2, 2010 filed jointly on behalf of the Owens Corning/Fibreboard Asbestos Personal Injury Trust, a Delaware statutory trust (the “Asbestos PI Trust”), formed pursuant to the Owens Corning/Fibreboard Asbestos Personal Injury Trust Agreement dated October 31, 2006 (as amended, the “Trust Agreement”), the PI Trust Advisory Committee, a committee established under the Trust Agreement (the “TAC”), and Michael J. Crames, in his capacity as the Future Claimants’ Representative under the Trust Agreement (the “FCR”), the Trust is the beneficial owner of 14,100,000 shares of common stock. The Trust (acting through its trustees), the TAC (acting through its members) and the FCR may be deemed to share the power to vote 14,100,000 shares of common stock solely due to the consent rights of the TAC and the FCR under the Trust Agreement with respect to the manner in which the Trust (i) votes the common stock exclusively for the purpose of electing members of the Owens Corning Board of Directors, and (ii) votes for any revision to Owens Corning’s corporate charter and bylaws, which affect the rights of the Trust. Neither the TAC nor the FCR have any other power to vote or direct the vote of shares of the common stock. The Trust has the sole power to dispose or direct the disposition of all of the shares of common stock. The Trust’s principal office is located at 1100 North Market Street, Wilmington, Delaware 19890-1625. The principal office of the TAC is located at c/o Caplin & Drysdale, Chartered, One Thomas Circle, N.W., Suite 1100, Washington, D.C. 20005-5802. The FCR’s address is c/o Peter J. Solomon Company, 520 Madison Avenue, New York, New York 10022.
(4)	Includes deferred stock units over which there is currently no investment or voting power, as follows: Mr. Blake, 32,932; Mr. Caperton, 19,504; Mr. Ferguson, 1,067; Mr. Hake, 17,264; Mr. Handy, 30,505; Mr. Hilliard, 42,821; Ms. Iverson, 22,345; Mr. McMonagle, 24,004; Mr. Morris, 15,959; Mr. Neely, 24,966; Dr. Reynolds, 24,880; Mr. Johns, 34,336; Mr. Thaman, 220,326; Ms. Czanderna, 8,068; and all executive officers and directors as a group (19 persons), 510,909.
(5)	Includes shares obtainable upon the exercise of warrants, as follows: Mr. Caperton, 71; Mr. Hilliard, 639; Ms. Iverson, 142; Mr. McMonagle, 15,000; Mr. Johns, 488; Mr. Palmer, 12,500; Mr. Thaman, 1,560; and all executive officers and directors as a group (19 persons), 30,957.

(6)	Includes restricted shares over which there is voting power, but no investment power, as follows: Mr. Thaman, 286,525; Ms. Czanderna, 66,250; Mr. Dana, 56,000; Mr. Johns, 24,725; Mr. Krull, 31,875; Mr. Palmer, 59,900 and all executive officers and directors as a group (19 persons), 525,273.
(7)	Includes 400 shares obtainable by family member’s trust as to which beneficial interest is disclaimed by Ms. Iverson.
(8)	Includes 20,000 shares owned by The Prairie & Tireman Group, LLC as to which Mr. Morris disclaims beneficial ownership except to the extent of his pecuniary interest.
(9)	Includes 557 shares obtainable upon the exercise of warrants, including 99 shares obtainable by family members as to which beneficial interest is disclaimed by Dr. Reynolds.
(10)	Includes shares which are not owned but are unissued shares subject to exercise of options, or which will be subject to exercise of options under Owens Corning benefit plans within 60 days after March 4, 2010, as follows: Mr. Dana, 109,825; Mr. Johns, 87,250; Mr. Krull, 95,350; Mr. Palmer, 112,745 Mr. Thaman, 295,875; and all executive officers and directors as a group (19 persons), 731,511.
(11)	Reflects beneficial ownership as of December 15, 2010, the date Ms. Czanderna resigned as an executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations require Owens Corning’s directors and executive officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Owens Corning undertakes to file such forms on behalf of our current reporting directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Reporting directors, executive officers and ten percent stockholders are also required by SEC rules to furnish Owens Corning with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports received or written representations from such directors, executive officers and ten percent stockholders, Owens Corning believes that, except for a late Form 4 due to an administrative error in filing by the Company on behalf of Duncan Palmer, all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during fiscal year 2010.

Executive Compensation

EXECUTIVE SUMMARY

2010 Company Performance

Owens Corning’s performance in 2010 was strong. Owens Corning’s primary safety metric improved by approximately 23% over 2009 performance, the ninth consecutive year of safety improvement. The Company delivered significant earnings growth, despite continued weak Insulation and Roofing markets.

•	2010 adjusted EBIT was $381 million, an increase of almost 25% over 2009.

•	The Composites business delivered earnings improvement of more than $200 million as a result of increased capacity utilization and favorable pricing from improved global demand.

•	Our Roofing business sustained margin performance in excess of 20% for the year, despite a weak market.

•	The Insulation business improved selling prices, in spite of broad market weaknesses.

•	Continued strong cash generation and aggressive portfolio management enabled the repurchase of 4.2 million shares of stock.

Compensation Philosophy and Structure

As discussed in the following Compensation Disclosure and Analysis, Owens Corning’s executive compensation philosophy is performance-based, aligned with stockholders interests and intended to allow us to compete for highly qualified executive talent. In general, Owens Corning seeks to provide its executives with targeted compensation opportunities at the median of our competitive marketplace for talent. Actual compensation received will vary from targeted levels based upon Company, individual and stock price performance, it being the Company’s philosophy to have a significant portion of executive compensation be “at risk.” Further, the company utilizes performance criteria that are correlated with stockholder value creation, as well as stockholder-friendly practices such as stock ownership requirements (two to six times base salary), “clawback” requirements, zero perquisites, and 401(k)-only requirement packages. The table below summarizes our compensation elements, as well as each element’s link to our compensation philosophy.

Compensation Element	Philosophy	Provides Retention	Rewards Annual Performance	Rewards Long Term Performance	Aligns to Shareholder Interests

Base Salary	We intend to provide base salary competitive with market practices. Base salary provides a standard of living, is used to compete in the market for talent and forms the foundation for other reward vehicles.	X

Corporate Incentive Plan (CIP)	CIP rewards annual performance against business objectives established by the Compensation Committee. The amount of the award varies from 0 to 200% of an individual executive’s target incentive award. To achieve payout in excess of target, the Company’s performance must exceed expectations and individual performance must be outstanding.		X		X

Long Term Incentives	Long term incentive opportunities are provided through grants of restricted shares, stock options and performance share units. Restricted shares and stock options are subject to four year time-based vesting. Performance share units are earned based upon the Company’s total shareholder return versus companies in the S&P 500 over a three year period.	X		X	X

Benefits	Owens Corning offers all of its U.S. salaried employees benefit programs that provide protection for health, welfare and retirement. These programs include healthcare, life, disability and dental insurance, as well as a 401(k) program. A deferred compensation program is also provided to executives for tax advantaged savings. The programs for Owens Corning’s named executive officers are the same as those provided to all salaried employees in the United States.	X

2010 Compensation Actions and Outcomes

Select base salary increases in 2010 were generally modest and intended to align salaries with the targeted competitive market position. The table below summarizes the 2010 base salary levels versus market median data provided by the Committee’s independent compensation consultant. We generally expect base salaries to fall within a competitive range of plus or minus 20% of market median, based upon each executive’s performance, time in position, specialized skills and contribution.

Name	2010 Salary Rate	Market Median Base Salary	Variance

Thaman	$975,000	$1,075,000	-9%
Palmer	$525,000	$520,000	1%
Dana	$525,000	$489,000	7%
Czanderna	$425,000	$489,000	-13%
Krull	$400,000	$418,000	-4%
Johns	$380,000	$318,000	19%

ANNUAL INCENTIVE PLAN AWARDS

Awards earned under the 2010 Corporate Incentive Plan were based upon the Company’s adjusted EBIT and working capital performance. The aggregate payout, which is slightly below target, reflects the fact that Owens Corning’s adjusted EBIT fell short of targeted performance levels. Although 2010 adjusted EBIT increased by almost 25% over 2009 levels, it fell short of the goal the Committee established at the beginning of the year.

LONG TERM INCENTIVE AWARDS

Awards granted under the Company’s 2008-2010 performance cycle vested at the end of 2010. Performance share units granted in 2008 were vested at 133% of target based upon strong performance versus the Company’s three year Earnings Per Share goals, 2010 Roofing operating margin and the Company’s sustained improvement in safety performance. Further, Owens Corning’s total shareholder return over this three-year period places it at the 93rd percentile of the S&P 500.

Grants to named executive officers in early 2010 consisted of restricted shares, stock options and performance share units. These awards will vest in 2011, 2012, 2013 and 2014. The purpose of these awards was to strongly align the interests of our executives with those of our shareholders and reflect the Committee’s assessment of executive performance. Actual awards earned from performance share units will be dependent upon the Company’s future stock price performance versus the S&P 500.

COMPENSATION DISCUSSION AND ANALYSIS

In this section (which we refer to as, “CD&A”) we provide information, discussion and analysis concerning our compensation programs for our Chief Executive Officer, Chief Financial Officer and the other named executive officers for 2010 (collectively, the “Executive Officers”).

Objectives of Our Compensation Programs –

Our Philosophy

As a global leader in high performance glass composites and building materials, we must employ highly talented individuals to build and grow our market-leading businesses and maximize financial results. Consequently, we have designed our compensation and benefit programs to attract and retain highly qualified employees and to engage our employees to deliver the performance and financial returns that will drive stockholder value.

The Compensation Committee of our Board of Directors (which we refer to in this CD&A as, the “Committee”) is comprised entirely of independent directors and has responsibility for approving the compensation arrangements for our Executive Officers. The Committee acts pursuant to a charter that has been approved by our Board of Directors. The charter is updated periodically and can be found on the Company’s website at: http://www.owenscorning.com.

During 2010, the Compensation Committee engaged Pearl Meyer & Partners (the “Consultant”), as an independent compensation consultant to the Committee. Specifically, the Consultant provided relevant market data and trend information, advice, alternatives and recommendations to the Committee with regard to the compensation of Executive Officers. The Consultant is retained and engaged by the Committee, and the Committee is responsible for directing and reviewing the Consultant’s work. During 2010, the Consultant has provided no additional consulting services for the Company outside of its role as the Committee’s independent compensation consultant.

The compensation programs provided for our Executive Officers are organized around four fundamental principles.

1.    Our Compensation is Performance-Based

The Committee believes that compensation decisions require judgment and should reflect Company and individual performance, in addition to market pay levels and trends. Total compensation opportunities for the Executive Officers, including base salary, annual incentives and equity awards, are generally targeted at the median of our competitive marketplace for executive talent. The Committee maintains the flexibility and discretion to establish individual Executive Officer’s target compensation levels above or below market median practices as experience, performance and contribution warrant. The table below sets forth Owens Corning’s targeted and actual compensation opportunities for each of our Executive Officers for the 2010 reporting year:

	Base Salary	Annual Incentive		Long Term Incentive Grant		Total
		Target	Actual	Target	Actual	Target	Actual
Thaman	$970,833	$1,116,458	$1,250,000	$3,325,000	$4,391,000	$5,507,291	$6,611,833
Palmer	$523,333	$392,500	$415,069	$978,500	$1,200,000	$1,894,333	$2,138,402
Dana	$512,500	$384,375	$444,914	$855,000	$1,200,000	$1,751,875	$2,157,414
Czanderna	$420,833	$315,625	$227,250	$760,000	$900,000	$1,496,458	$1,548,083
Krull	$398,170	$258,811	$251,046	$583,500	$585,000	$1,240,481	$1,234,216
Johns	$377,917	$207,854	$253,582	$441,000	$485,000	$987,771	$1,116,499

Actual base salary levels, target annual and long term incentive award opportunities are regularly reviewed by the Committee. Compensation actions regarding 2010 award levels are discussed in detail in the Annual Incentives and Long Term Incentives sections of this Compensation Disclosure and Analysis.

The Committee utilizes a peer group of 13 companies as one of the inputs in assessing the competitiveness of executive compensation and the appropriateness of compensation program design. These companies are either in the building materials industry, serve related markets, or use manufacturing processes similar to Owens Corning, and have size (measured in annual net sales, market capitalization or number of employees) or complexity comparable to Owens Corning. This peer group is reviewed regularly by the Committee to ensure the relevance of the companies to which we compare ourselves.

The current peer group is comprised of the following companies:

Armstrong World Industries	Owens-Illinois
Ball Corporation	Eagle Materials
Lennox International	PPG Industries
Masco	Sherwin-Williams
Mohawk Industries	Stanley Black & Decker
Louisiana Pacific	Temple-Inland
USG

While compensation data from the peer group serves as comparison data, the Committee supplements this information with data from compensation surveys covering general industry companies of similar size based on annual net sales. This additional data, compiled by the Committee’s Consultant, enhances the Committee’s knowledge of trends and market practices.

Both our Corporate Incentive Plan (“CIP”), which pays annual incentives based on Company performance over a one-year period, and our Long Term Incentive Program (“LTIP”), which delivers a mix of equity-based compensation, including performance shares which pay out based on Company performance over a three-year period, are designed to provide incentive pay to the Executive Officers at levels that correspond to whether the performance goals set by the Committee pursuant to those plans are attained. The Committee’s philosophy is to provide clearly defined financial incentives to motivate our leaders to deliver superior results which will drive stockholder value.

The maximum award opportunities for our Executive Officers under the CIP range from 1.1 to 2.3 times base salary. The Committee utilizes negative discretion (see “Tax Deductibility of Pay” below) to align incentive payments with Company and individual performance and generally targets awards at 50% of each Executive Officer’s maximum award opportunity. Target awards under the LTIP range from 1.2 to 3.5 times base salary. The participation level for each of our Executive Officers is based on the officer’s specific position, responsibilities, accountabilities and impact on the Company’s results, and the market analysis discussed above.

Accordingly, the compensation structure for our Executive Officers (base salary and participation in our CIP and LTIP) is generally determined by reference to similar positions at companies of similar size and complexity. Because our incentive plans are performance-based, actual Executive Officer compensation may translate into pay at, above, or below the targeted structure based upon the Company’s performance and by the Committee’s assessment of each Executive Officer’s individual performance.

2.    Our Compensation is Aligned with Stockholder Interests

We believe that total compensation should be driven by those business results that are best aligned with long term stockholder value. The Committee selects funding criteria for the CIP and LTIP that it believes will drive enterprise value and are correlated to stockholder return.

3.    Our Compensation Programs Position Us to Compete for the Best Executive Talent

We believe that stockholders benefit when we can attract and retain talented executives. We accomplish this with compensation packages that are competitive, fair and appropriately reward outstanding performance. Our executive compensation programs are generally designed to deliver total compensation at the median of our peer group when the Company meets its target performance goals. However, our Executive Officers can receive incentive compensation above or below the median to the extent that the Company either exceeds or does not meet performance goals. To ensure that our programs remain market competitive, we benchmark our plans against the compensation programs of similar companies with assistance from the independent Consultant.

4.    Our Compensation Programs Should Be Recognized as Challenging but Fair

We intend to create and maintain compensation programs that will be recognized as challenging, but fair, both internally and externally. We accomplish this by comparing the total compensation that is provided to our Executive Officers to:

•	the targeted compensation structure of similar executive officers at our peer companies to measure external fairness;

•	the actual compensation received by, and the corresponding results delivered by, similar executive officers at our peer companies to measure external fairness;

•	our other senior leaders at Owens Corning to measure internal fairness; and

•

the total compensation that the Committee, in its exercise of judgment after reviewing results achieved and impact on stockholders, believes is appropriate to ensure overall fairness to the Executive Officers and stockholders.

The Elements of Our Compensation Program

The Committee emphasizes evaluating the Executive Officers’ total compensation. While each element is important, it is the total compensation of our Executive Officers that should correspond to their individual performance, the business results of the Company and value created for stockholders. The three main elements of our executive compensation program are base salary, the CIP and the LTIP. Executive Officers are also provided with benefits which comprise a relatively small portion of total compensation. The compensation policies and programs described herein, unless otherwise noted, are applied consistently with respect to all Executive Officers.

Base Salary

Base salary levels for Executive Officers for any given year are generally reviewed by the Committee at its meeting in February. Adjustments in base salary on a year-over-year basis are dependent on the Committee’s assessment of Company and individual performance, while taking into account all elements of Executive Officer total compensation. The proportional amount of total compensation that is provided in the form of base salary is substantially less, assuming performance levels are met, than the amount that is provided in the form of awards under our CIP and LTIP, each of which is described below.

The Committee determines the CEO’s base salary based on a review of market data, experience and individual and Company performance. In addition, the Committee considers the overall economic environment and business dynamics. For the remaining Executive Officers, the CEO makes recommendations to the Committee for its approval. The CEO’s recommendations are based on several key factors for each Executive Officer, including:

•	the scope of responsibility and impact on the Company’s aggregate results;

•	the officer’s overall individual performance as evaluated by the CEO;

•	competitive salary levels;

•	the manner in which the officer interacts with and elevates the performance of the leadership team as a whole; and

•	the manner in which the officer demonstrates our Company’s values and sets the “tone at the top.”

In addition, when an Executive Officer is recruited from outside Owens Corning, the package necessary to attract candidates also plays a role in determining base salary and total compensation. The Committee considers the recommendations made by the CEO and its independent consultant along with each of the factors described above and uses its judgment to make the final determination and approval of Executive Officer salaries in a manner which is consistent with the compensation philosophy, needs and interests of the Company.

Annual Incentives

Annual incentives are delivered through the CIP. Funding under the 2010 CIP for all Executive Officer awards for the year was determined based on performance as measured against separate and distinct corporate and individual performance goals for the year. Incentive awards for the Executive Officers are allocated at 75% for corporate performance measures and 25% for individual performance measures. Award amounts for each element may be earned from 0 – 200% of targeted levels, based upon performance. The corporate component is earned based upon the achievement of separate pre-determined financial goals as described below. The CIP also contains a business group component, based upon the achievement of financial performance of our Composites and Building Materials groups. While the Compensation Committee reviews and approves the performance metrics for the business group component, none of the named executive officers participate in this component of the CIP.

The individual component is funded at maximum if the company is profitable, with actual award amounts earned under the individual component being reduced from maximum and determined based upon a discretionary assessment of performance by the Committee. The Committee assesses the individual performance of the CEO, and reviews and approves the CEO’s assessment of individual performance of the other Executive Officers in determining CIP amounts. Awards are paid in the form of a lump-sum cash payment.

At the beginning of each year, the Committee selects the corporate performance objectives, or funding criteria, that are used to determine the funding under the corporate performance measures. For 2010, the Committee selected specific levels of adjusted earnings from operations before interest and taxes (“Adjusted EBIT” as defined in Management’s Discussion and Analysis included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010) and average quarterly working capital as a percentage of annual sales as the relevant performance objectives/funding criteria.

Funding of the corporate component of the CIP can range, on the basis of Company performance, from Threshold Funding (zero CIP funding), to Target Funding (the target CIP funding established by the Committee), to Maximum Funding (two times Target Funding). For Company performance falling between the performance levels associated with Threshold Funding and Target Funding or with Target Funding and Maximum Funding, CIP funding would fall proportionately between the corresponding funding levels. For example, for Company performance falling two-thirds of the way between the performance levels associated with Threshold Funding and Target Funding, the resulting CIP funding would fall two-thirds of the way between Threshold Funding and Target Funding.

Individual performance goals are established each year for the CEO by the Committee. For the remaining Executive Officers, the CEO and each officer establish and agree upon performance objectives which serve as the individual performance goals for that officer for the year. At the close of each year the Committee evaluates the performance of the CEO against the established performance goals, in addition to other factors described below, and determines the level of funding of the individual component of the award. Similarly, the CEO reviews performance of the other Executive Officers against their individual critical outcomes and based on this assessment and other factors described below, the CEO makes a recommendation to the Committee. The Committee then determines the actual payout under the individual component of the CIP based on the recommendations of the CEO.

When establishing Threshold, Target and Maximum CIP performance levels for the corporate component for 2010, the Committee used a variety of guiding principles, including:

•

Target performance levels generally correspond with the results and the business objectives called for in the Board-reviewed operations plan (a comprehensive strategic business plan for the Company) for the year. Whether the target performance level can be attained is a function of the degree of difficulty associated with the operations plan.

•

Threshold performance levels should be set so that below Target performance yields below market compensation, but also to reward employees incrementally for delivering value during adverse business conditions. CIP performance levels between Threshold and Target are intended to compensate employees below the targeted median, which the Committee believes is appropriate for a performance-based incentive plan.

•

The Maximum performance level is also determined based on the Committee’s view of the degree of difficulty of the operations plan – the more difficult the operations plan and, therefore, the Target performance level, is to achieve, the less incremental performance (above target performance) is required to reach the Maximum.

•

The Maximum performance level should be set so that it is rarely attained, with the mindset that it requires Company performance to be significantly higher than the operations plan to warrant CIP funding at or near Maximum.

•	CIP awards between Target and Maximum should reflect a level of performance that distinguishes the Company and its leaders, and translates into increased stockholder value.

•	The Committee retains discretion to reduce awards or not pay CIP compensation even if the relevant performance targets are met.

In 2010, CIP funding was based upon Adjusted EBIT (75% weighting) and quarterly average working capital divided by trailing twelve-month sales (25%) weighting. The funding targets for the Adjusted EBIT portion of the CIP pool were as follows:

Corporate Incentive Plan	Threshold Funding	Target Funding	Maximum Funding
Adjusted EBIT (75% weight)	$310MM	$410MM	$510MM
Quarterly Average Working Capital Divided by Trailing Twelve-Month Sales (25% Weight)	18.8%	17.7%	16.7%

Adjusted EBIT in 2010 was $381 million and therefore the Adjusted EBIT portion of the CIP pool funded at 71% of Target Funding. Quarterly Average Working Capital Divided by Trailing Twelve-Month Sales for 2010 was 17.0% and funded at 170% of Target Funding. The funding for the corporate component of CIP in 2010 was therefore 96% of Target Funding. The Company’s performance against these metrics determines the Executive Officers’ award for the Corporate Component (weighted at 75%) without any discretion exercised by the Committee.

The Executive Officers’ maximum award for the Individual Component (weighted at 25%) of the CIP is described below and is subject to downward discretion by the Committee based upon its assessment of individual performance of each executive officer. Factors considered in assessing individual performance include: the performance of business or functional areas for which the individual is accountable, achievement of pre-determined goals, impact on the organization and talent development. Individual performance is based on a discretionary holistic assessment of the Executive Officer’s overall performance. The Committee determines the CEO’s individual award based upon its assessment of the CEO’s performance for the year. For the other Executive Officers, the assessment is made by the CEO for each Executive Officer on an individual basis and reviewed and approved by the Committee. When assessing individual performance, the considerations by the CEO and the Committee include those referenced above when determining base salary, as well as a comparison among Executive Officers to determine their relative contributions to the Company’s business results – with the goal being to differentiate awards based on performance. The Committee received recommendations from the CEO, assessed his performance evaluation for each of the Executive Officers and applied its judgment consistent with the factors described to review and approve the CIP payouts for each Executive Officer for 2010. The table below summarizes each Executive Officer’s target and actual Corporate component and maximum and actual individual component under the CIP for 2010.

	Corporate Performance		Individual Performance
	(75% Weighting)		(25% Weighting)
	Target Award	Actual Funding @ 96%	@ Max Opportunity	Actual Individual Award	Total 2010 CIP Award
Thaman (1)	$837,344	$803,850	$558,229	$446,150	$1,250,000
Palmer (2)	$294,375	$282,600	$196,250	$132,468	$415,069
Dana (3)	$288,281	$276,750	$192,087	$168,164	$444,914
Czanderna (4)	$236,719	$227,250	$157,812	$0	$227,250
Krull (5)	$194,108	$186,344	$129,406	$64,702	$251,046
Johns (6)	$155,891	$149,655	$103,927	$103,927	$253,582

(1)	The determination of Mr. Thaman’s individual CIP award was based upon the Committee’s assessment of overall Company financial performance, safety, innovation, business development and key executive hires and succession planning progress.
(2)	The determination of Mr. Palmer’s individual CIP award was based upon the Committee’s assessment of overall Company financial performance, safety, cash flow and working capital performance, refinancing of the Company’s credit facilities, talent development and succession planning.
(3)	The determination of Mr. Dana’s individual CIP award was based upon the Committee’s assessment of financial performance of the Composites business, development of longer-term asset strategy for the Composites business, safety, talent development and succession planning.
(4)	The determination of Ms. Czanderna’s individual CIP award was based upon the Committee’s assessment of financial performance of the Building Materials Group, safety, innovation, talent development and succession planning.
(5)	The determination of Mr. Krull’s individual CIP award was based upon the Committee’s assessment of performance in the following areas: litigation risk, compliance, intellectual property, government relations and talent development and succession planning.
(6)	The determination of Mr. Johns’ individual CIP award was based on the Committee’s assessment of performance in the following areas: global ERP rationalization, implementation of a strategic shared services capability, development of world class manufacturing technology strategy, talent development and succession planning.

Long Term Incentives

We believe long term incentive opportunities should align Executive Officer behaviors and results with key enterprise drivers and the interests of stockholders over an extended period of time.

Our long term incentive program (“LTIP”) is an equity-based program that uses a combination of Restricted Stock, Stock Options and Performance Stock Units. The Performance Stock Units use overlapping three-year performance cycles, with a new cycle beginning each year.

Grants to Executive Officers in 2010 consisted of three separate components: (1) Restricted Stock which vest at the rate of 25% per year over a four-year period (employees in certain foreign jurisdictions receive Restricted Stock Units); (2) Stock Options, which vest pro-rata at the rate of 25% per year over a four-year period; and (3) Performance Stock Units (“PSUs”) which vest at the completion of the three-year performance period and participants receive a settlement of their individual grants based on the Company’s performance against pre-established performance criteria. PSUs are settled half in cash in an amount that is dependent on the value of the Company’s common stock and half in shares of Company common stock. This mix provides an increasing ongoing stake in the Company with each performance cycle, while also providing a cash payment at the completion of each cycle that reflects value added to the Company as a whole. The performance criterion used to determine the number of PSUs ultimately received by the participants is total shareholder return relative to S&P 500 companies. Actual 2010 LTIP grants for the named executive officers versus targeted levels are described below. The factors used in determining actual awards versus targeted levels were substantially similar to those individual criteria discussed above, in the “Annual Incentives” section. The stock price on the grant date was used to value all LTIP grants, together with a standard Black-Scholes value of 33%. The actual accounting charge for these awards is determined under ASC Topic 718 and may be more or less than the value Owens Corning uses internally for grant size determination.

	Target 2010 LTIP	Actual 2010 LTIP Award
Thaman	$3,325,000	$4,391,000
Palmer	$978,500	$1,200,000
Dana	$855,000	$1,200,000
Czanderna	$760,000	$900,000
Krull	$583,500	$585,000
Johns	$441,000	$485,000

For the LTIP performance cycle beginning in 2008 and ending in 2010, performance objectives/funding criteria were based on the Company’s Cumulative Earnings Per Share (weighted at 50%) and five specific corporate objectives targeting various areas of Company performance (each weighted at 10%). The tables below summarize the performance objectives established at the beginning of the performance period and the results for the period, providing overall funding of 133%.

Cumulative Earnings Per Share (EPS) – Weighted 50%

Corporate Objective	Measure	Entry	Target	Max	Actual		Funding
Adj. Earnings Per Share	Cumulative EPS	$2.25	$3.00	$3.75	$3.66	(1)	191%

(1)	2008 Earnings Per Share of $0.95 was recast in 2009 to $1.17 due to a change in inventory accounting methodology. Cumulative Earnings Per Share for the purpose of funding LTIP includes 2008 Earnings Per Share of $0.95.

Corporate Objective Summary – Weighted 10% per Objective

Corporate Objective	Measure	Entry	Target	Max	Actual	Funding
ISB Re-insulation	2010 Revenue from Big Box/Homeowner Service	$280MM	$340MM	$400MM	$175MM	0%
Roofing Operating Margin	2010 Operating Margin	4.8%	5.8%	6.7%	21.9%	200%
CSB Capital Efficiency	Cumulative Return on Capital	9.0%	10.0%	11.0%	4.3%	0%
Safety	Continuous Improvement in Recordable Incidence Rate	For each Q, Fund 1.67% if Current 4Q average is lower than Best Consecutive 4Q Average			8/12 Qs Funding	134%
Sustainability	Energy Intensity Reduction	-6.0%	-10.0%	-12.0%	-7.6%	40%

Stock Ownership Guidelines. Stock ownership guidelines for our officers and directors are designed to closely link their interests with those of our stockholders. These stock ownership guidelines provide that each Executive

Officer must own stock with a value of two to six times his or her base salary, depending on position. Officers must retain 100% of after-tax shares received through LTIP grants until the ownership guideline is met. All named executive officers and directors are in compliance with our stock ownership guidelines as of December 31, 2010.

Risk Assessment. The Committee believes that although the majority of compensation provided to Executive Officers is performance-based, our executive compensation programs do not pose a material risk to the Company. The design of the programs encourages balanced focus on both the short-term and the long-term operational and financial goals of the Company.

Timing of Equity Awards. The Company does not have any program, plan or practice to time equity grants in coordination with the release of material, non-public information. Annual awards of restricted stock, stock options and PSUs are granted on the date of the Committee’s annual February meeting. The Company may also grant equity awards to newly-hired or promoted executives, effective on the start or promotion date.

Perquisites. The Executive Officers participate in the same health care, insurance, and other welfare and employee benefit programs that are generally available for all salaried employees. The Committee has eliminated executive perquisites.

Deferred Compensation Plan. The Company maintains a nonqualified deferred compensation plan under which certain employees, including Executive Officers, are permitted to defer receipt of some or all of their base salary and cash incentive awards under the CIP and LTIP. Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or Owens Corning stock. The Company does not match amounts that are deferred by participants. The deferred compensation plan is not funded, and participants have an unsecured commitment from the Company to pay the amounts due under the plan. When such payments become distributable, the cash will be distributed from general assets.

In addition, certain employees, including Executive Officers, may defer receipt of some or all of their stock-based awards granted under the LTIP.

We provide this benefit in an effort to maximize the tax efficiency of our compensation program. We believe that this benefit is an important retention and recruitment tool as many of the companies with which we compete for executive talent provide similar plans to their executive employees.

Post-Termination Compensation

Severance Agreements. We have entered into severance agreements with our officers, including the Executive Officers. These agreements were approved by the Committee. The severance agreements were adopted for the purpose of providing for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without cause as this term is defined in the severance agreements. We believe that these agreements are important to recruiting and retaining our officers, as many of the companies with which we compete for executive talent have similar agreements in place for their executive employees. Based on practices among peer companies and consistent with the interests and needs of the Company, the Committee determined an appropriate level of severance payments and the circumstances that should trigger such payments. Therefore, the severance agreements with the Executive Officers provide, under certain termination scenarios, up to two years’ pay and benefits and, for our CEO, reimbursement with respect to any excise taxes that may be imposed under Section 280G of the Internal Revenue Code. The severance agreements provide for payments upon a change in control only if the individual is also terminated for reasons other than cause in connection with the change in control. Payments under the severance agreements are made in cash and are paid, depending on the terms of the individual executive’s agreement, either in the form of a one-time lump-sum payment or in the same manner as the regular payroll over a 24-month period. Health care coverage provided under the severance agreements is provided in kind. Additional specific information regarding potential payments under these severance agreements is found under the heading, “Potential Payments upon Termination or Change-in-Control.”

Pension Plan and Supplemental Pension Plan. Prior to January 1, 2010, Owens Corning had a defined benefit cash balance pension plan that covers certain employees, including the Executive Officers. Historically, the pension plan established a notional account into which a benefit equal to 4% of the participant’s annual base salary plus CIP award was credited. On December 31, 2009, the pension plan was frozen, the 4% annual credit to the participant accounts was eliminated, and the Plan was closed to new participation. Employees with an accrued benefit under the pension plan continue to vest in their pension plan benefit upon completion of three years of service. This notional account also earns interest based on five-year Treasury securities, and is paid when the participant’s employment with the Company terminates, provided required vesting provisions are reached. The amount of annual earnings that may be considered in calculating benefits under the pension plan is limited by law.

Prior to January 1, 2010, we also had a supplemental pension plan (the “Supplemental Plan”) in which certain officers of the Company were eligible to participate, including the Executive Officers. This unfunded plan is paid out of our general assets and provides a benefit substantially equal to the difference between the amount that would have been payable under the pension plan, in the absence of statutory limits on benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the pension plan. On December 31, 2009, further accruals under this Supplemental Plan were also eliminated.

In addition, certain Executive Officers have individual supplemental pension arrangements under the Supplemental Plan which were implemented at the time of their hire. These individual arrangements were implemented at hire and were frozen effective March 31, 2010. Each Executive Officer’s pension benefit is described and quantified in the Pension Benefits Table below.

Savings Plan or 401(k) Plan. We have a Section 401(k) Savings Plan (the “Savings Plan”) for our salaried employees in which the Executive Officers may participate. It is a tax-qualified plan in which participating employees may contribute a portion of their base salaries and CIP into their Savings Plan accounts, subject to applicable IRS limitations. In 2010 the Company provided a match on employee contributions in an amount equal to one dollar for each dollar contributed by participating employees, up to a maximum of six percent of their regular earnings. The Company also contributed 2% of each employee’s regular earnings to the employee’s accounts. Amounts held in Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment, subject to certain IRS exceptions.

We maintain the Savings Plan for our employees, including our Executive Officers, because we want to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The Savings Plan permits employees to make such savings in a tax efficient manner.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1 million on the amount of compensation we may deduct in any one year with respect to any covered employee under Section 162(m).

There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. Awards pursuant to our annual incentive plan, as well as grants of PSUs and stock options pursuant to our long-term incentive plan are intended to qualify as performance-based compensation meeting those requirements so that they are fully tax deductible. Restricted stock that is subject only to time-based vesting is not generally considered performance-based under Section 162(m) of the Tax Code, and, as a result, if the portion of these awards that becomes taxable to any covered employee, when combined with base salary and other non-performance-based compensation, exceeds $1 million, these awards would not be tax deductible by the Company. Because Section 162(m) restricts the Committee to the exercise of only “negative” discretion with regard to the “Individual” component of our annual incentive plan, this component of the pool funds at maximum upon threshold levels of company profitability, and the Committee then exercises negative discretion as described above.

Disclosure of Specific Incentive Targets

With respect to both the CIP and LTIP, detail on the specific financial performance targets under these criteria for performance periods completed during the reporting period has been disclosed above. However, specific performance targets for ongoing and future performance periods are not disclosed because they are substantially based on the prospective strategic operations plans and corporate objectives of the Company, and disclosure of these prospective specific performance targets is not material to an understanding of our Executive Officer compensation for 2010. Such performance goals do not have a material impact on the compensation actually received in, or attributable to, the 2010 reported period. As described above, and as evidenced by the targets and outcomes described for the completed performance periods for the incentive compensation plans, the performance targets selected have a degree of difficulty which the Committee considers to be challenging but achievable. The Committee establishes the goals at the beginning of the performance period at levels that reflect our internal, confidential operations plan. These goals are within the ranges of what we have publicly disclosed for completed performance periods, and accordingly require a high level of financial performance in the context of the current business climate and over the performance periods to be achieved.

Compensation Committee Report:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By Compensation Committee:

Ralph F. Hake, Chairman

Gaston Caperton

F. Philip Handy

Ann Iverson

James J. McMonagle

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following tables provide information on total compensation paid to the Chief Executive Officer, the Chief Financial Officer and certain other officers of Owens Corning (the “Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael H. Thaman	2010	970,833	—	3,772,173	1,542,260	3,404,090	21,000	19,600	9,729,956
President, Chief Executive Officer and Chairman of the Board	2009	950,000	—	3,285,886	1,270,104	2,020,354	93,000	12,250	7,631,594
	2008	950,000	—	3,610,002	—	1,611,438	55,000	11,500	6,237,940

Duncan J. Palmer	2010	523,333	—	1,031,556	421,260	1,131,134	1,000	19,600	3,127,883
Senior Vice President and Chief Financial Officer	2009	512,500	—	1,004,021	385,407	651,643	28,000	12,250	2,593,821
	2008	500,000	—	1,200,016	—	455,000	14,000	11,500	2,180,516

Charles E. Dana	2010	512,500	—	1,031,556	421,260	1,101,274	269,000	19,600	3,355,190
Group President, Building Materials	2009	450,001	—	902,292	346,698	530,628	448,000	12,250	2,689,869
	2008	447,501	—	1,299,088	—	455,000	91,000	11,500	2,304,089

Karel K. Czanderna	2010	420,833	—	773,667	316,240	542,710	1,000	19,600	2,074,050
Former President, Building Materials Group	2009	400,000	—	746,098	286,671	344,500	20,000	282,722	2,079,991

Stephen K. Krull	2010	398,170	—	502,665	205,320	728,399	7,000	19,600	1,861,154
Senior Vice President, General Counsel and Secretary	2009	385,351	—	613,408	235,620	420,284	25,000	12,250	1,691,912
	2008	364,167	—	799,984	—	300,000	19,000	11,500	1,494,651

David L. Johns	2010	377,916	—	415,245	169,920	701,136	23,000	19,600	1,706,817
Senior Vice President and Chief Information Technology Officer	2009	367,500	—	398,070	153,153	411,968	68,000	12,250	1,410,941
	2008	367,500	—	750,010	—	303,685	58,000	11,500	1,490,695

(1)	The amounts reflected in these columns consist of restricted stock, non-qualified stock options and equity-based performance stock units granted under the Owens Corning Stock Plan. The amounts shown reflect the aggregate grant date fair value with respect to all stock and option awards made during the year. Performance stock units granted during 2010 are reflected in the column at the full fair value based on the probable outcome of the performance criteria for the award on the grant date. See Note 19 to the Consolidated Financial Statements included in our 2010 Annual Report for a discussion of the relevant assumptions made in such valuations. For further information on the 2010 awards, including the maximum potential payout based on the attainment of maximum funding, see the 2010 Grants of Plan-Based Awards table below.
(2)	The amounts reflected in this column generally consist of amounts of cash incentive compensation received under the CIP and the LTIP for the reporting period. Awards under the 2010 CIP to each Executive Officer are reflected in the table above at column (g) and are as follows: Mr. Thaman: $1,250,000; Mr. Palmer: $415,069; Mr. Dana: $444,914; Ms. Czanderna: $227,250; Mr. Krull: $251,046; Mr. Johns: $253,582. The cash based LTIP payout for the three-year performance period beginning on January 1, 2008 and ending on December 31, 2010, to each Executive Officer are reflected in the column above and are as follows: Mr. Thaman: $2,154,090; Mr. Palmer: $716,065; Mr. Dana: $656,360; Ms. Czanderna: $315,460; Mr. Krull: $477,353; Mr. Johns: $447,554.
(3)	The amounts reflected in this column consist of the increase in actuarial value of each Executive Officer’s pension benefits in 2010. The total accrued pension value is reflected in the Pension Benefits table below.
(4)	For 2010, the amount shown represents contributions made by the Company to the qualified savings plan.

2010 Grants of Plan-Based Awards Table

The following table provides information regarding threshold, target and maximum award levels under the various compensation and incentive plans applicable to the Executive Officers. The narrative that follows describes such programs as reflected in the table. Actual awards for the 2010 CIP are reflected in Column (g) of the Summary Compensation Table and footnotes to the table. Funding and individual award amounts are determined as described in the narrative to these tables.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(l)	(l)	(k)	(l)

Michael H. Thaman	2010 LTIP (1)	—	672,061	1,344,123	—	21,575	43,150	86,300	130,700	$25.45	5,314,433
	2010 CIP (1)	—	1,116,458	2,232,916

Duncan J. Palmer	2010 LTIP (1)	—	183,785	367,570	—	5,900	11,800	23,600	35,700	$25.45	1,452,816
	2010 CIP (1)	—	392,500	785,000

Charles E. Dana	2010 LTIP (1)	—	183,785	367,570	—	5,900	11,800	23,600	35,700	$25.45	1,452,816
	2010 CIP (1)	—	384,375	768,750

Karel K. Czanderna	2010 LTIP (1)	—	137,839	275,678	—	4,425	8,850	17,700	26,800	$25.45	1,089,907
	2010 CIP (1)	—	315,625	631,250

Stephen K. Krull	2010 LTIP (1)	—	89,556	179,113	—	2,875	5,750	11,500	17,400	$25.45	707,985
	2010 CIP (1)	—	258,811	517,622

David L. Johns	2010 LTIP (1)	—	73,981	147,963	—	2,375	4,750	9,500	14,400	$25.45	585,165
	2010 CIP (1)	—	207,854	415,708

(1)	Reflects incentive opportunities under the CIP and LTIP for performance periods commencing in 2010. Actual amounts paid out under the 2010 CIP are reflected in Column (g) of the Summary Compensation Table and footnotes. The 2010 LTIP awards were granted on February 3, 2010. Funding and individual award amounts are determined as described in the narrative to these tables. Incentive plans provide no payout at or below threshold funding. Incentive payments are made only where plans fund above threshold.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment, Severance and Certain Other Arrangements

During 2010, each of the Executive Officers participated in the Company’s compensation and benefits programs for salaried employees as described here and reflected in the tables and accompanying footnotes. Each Executive Officer receives an annual base salary as reflected in the Summary Compensation Table above. The amount of such base salary as a component of the total compensation is established and reviewed each year by the Compensation Committee. Severance arrangements with each of the Executive Officers are as described below in the Potential Payments Upon Termination or Change-In-Control section of this Item.

Annual Corporate Incentive Plan (“CIP”)

Owens Corning maintains the CIP, in which all salaried employees participate, with specific Company performance criteria adopted annually. Each of the Executive Officers is eligible to receive annual cash incentive awards based on his or her individual performance and on corporate performance against annual performance goals set by the Compensation Committee. Under the CIP for the 2010 annual performance period, the funding measures set by the Compensation Committee were based on Adjusted Earnings Before Interest and Taxes (“Adjusted EBIT”) as described in Management’s Discussion and Analysis included in our 2010 Annual Report (weighted at 75%) and the average quarterly working capital divided by trailing twelve-month sales (weighted at 25%). Cash awards paid to the Executive

Officers under the CIP for the 2010 performance period are reflected in Column (g) of the Summary Compensation Table and the footnote above and the range of award opportunities under the 2010 CIP is reflected in the Plan-Based Awards Table above.

Long-Term Incentive Program (“LTIP”)

Owens Corning maintains a LTIP applicable to certain salaried employees as selected by the Compensation Committee, including each of the Executive Officers. The plan is designed to align participant compensation with the attainment of certain longer-term business goals established by the Compensation Committee.

The plan utilizes Performance Stock Units with three-year performance cycles, adopted annually, with payouts under the program dependent upon corporate performance against performance goals set by the Company’s Compensation Committee for each cycle. The outstanding three-year cycles as of December 31, 2010 include: January 1, 2008 through December 31, 2010; January 1, 2009 through December 31, 2011; and January 1, 2010 through December 31, 2012. Awards to the Executive Officers under the LTIP for the cycle ending in 2010 are reflected in Column (g) of the Summary Compensation Table and the footnote above. For the cycle ending in 2010, the performance thresholds were achieved and the awards were funded at 133%. Estimated future payouts of awards under the 2010-2012 cycle are reflected in the Plan-Based Awards Table above.

The award shown in the Plan-Based Awards Table represents the Executive Officer’s opportunity to earn the amount shown in the “maximum” column of the table if certain maximum performance goals established by the Compensation Committee at the beginning of the performance period are attained or exceeded during the performance period. In the event these maximum performance goals are not attained, then the Executive Officers may earn the amounts shown in the “target” column if the target levels of performance are attained, or the amounts shown in the “threshold” column if the threshold levels of performance are attained. Participants will earn intermediate amounts for performance between the maximum and target levels, or between the target and threshold levels, and will earn no amounts for performance at or below the threshold level.

For the performance period commencing in 2010, the LTIP award provides an award under the Owens Corning Stock Plan in three separate components: (1) Restricted Stock Awards granted under the Stock Plan as described below: recipients vest and restrictions lapse on these restricted stock awards 25% per year over four years, based upon continued tenure during the vesting period and without regard to the performance criteria; (2) Performance Stock Units awarded under the Stock Plan as described below: recipients vest in these Performance Stock Units at the completion of the three-year performance period and receive a settlement of the award based on the performance of the Company against pre-established performance criteria. The Performance Stock Units are settled half in cash and half in Company common stock; and (3) Stock Options awarded under the Stock Plan as described below: recipients vest in these non-qualified options 25% per year over four years, based upon continued tenure during the vesting period and without regard to the performance criteria. The options expire no later than 10 years after grant.

Stock Plan

In 2010 the Company’s stockholders approved the Owens Corning 2010 Stock Plan, which replaced the Owens Corning 2006 Stock Plan. In this Notice and Proxy Statement, we refer to the stock plan in place at the relevant time as the “Stock Plan.” The Stock Plan provides for participation by employees, management and directors and authorizes grants of stock options, stock appreciation rights, stock awards, restricted stock awards, restricted stock units, bonus stock awards and performance stock awards.

All grants of Restricted Stock or Restricted Stock Units, Performance Share Units, and Stock Options, including those made as a part of the LTIP as described above are made under the Stock Plan.

The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each Executive Officer outstanding at the end of 2010.

2010 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c) (1)	(d) (2)	(e)	(f)	(g) (3)	(h) (4)	(i) (5)	(j) (4)
Michael H. Thaman	150,000			30.00	10/30/2016	278,350	8,670,603	58,375	1,818,381
	56,600		169,800	13.89	2/4/2019
			130,700	25.45	2/3/2020
Duncan J. Palmer	69,470			26.99	9/15/2017	57,650	1,795,798	17,250	537,338
	17,175		51,525	13.89	2/4/2019
			35,700	25.45	2/3/2020
Charles E. Dana	70,000			30.00	10/30/2016	54,200	1,688,330	16,100	501,515
	15,450		46,350	13.89	2/4/2019
			35,700	25.45	2/3/2020
Karel K. Czanderna	12,775		38,325	13.89	2/4/2019	52,975	1,650,171	12,875	401,056
			26,800	25.45	2/3/2020
Stephen K. Krull	70,000			30.00	10/30/2016	32,275	1,005,366	9,825	306,049
	10,500		31,500	13.89	2/4/2019
			17,400	25.45	2/3/2020
David L. Johns	70,000			30.00	10/30/2016	23,000	716,450	6,875	214,156
	6,825		20,475	13.89	2/4/2019
			14,400	25.45	2/3/2020

(1)	Vested options expire on the tenth anniversary of the grant date. As of the last trading day of 2010, all vested options were exercisable.
(2)	These options vest 25% per year over 4 years, subject to pro rata vesting in the case of death, disability and certain Company-approved retirements.
(3)	Restricted stock granted under the 2009 and 2010 LTIP vests 25% per year over four years, subject to pro rata vesting in the case of death, disability, and for 2009 only, certain Company-approved retirements. Restricted stock granted to Mr. Thaman upon his appointment as President and CEO vests in 40,000 share increments upon Company common stock closing at or above a certain price per share as follows: $39.00 and $42.00.
(4)	Market value reflects the closing price of the Company’s common stock as of the last trading day of 2010.
(5)	Reflects outstanding stock-settled Performance Stock Units under the LTIP, at target performance.

2010 Option Exercises and Stock Vested

The following table sets forth the required information on stock awards that vested during 2010. During 2010, none of the Executive Officers exercised options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael H. Thaman (2)	—	—	308,296	9,870,272
Duncan J. Palmer	—	—	98,578	2,871,207
Charles E. Dana (3)	—	—	66,194	2,072,434
Karel K. Czanderna (4)	—	—	30,528	930,551
Stephen K. Krull	—	—	40,375	1,268,872
David L. Johns	—	—	35,860	1,141,914

(1)	Represents the pre-tax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired upon vesting by the closing market price of Owens Corning common stock on the vesting date.
(2)	Mr. Thaman elected to defer 120,000 of the stock awards that vested during the fiscal year. He elected to receive his deferred awards in a lump sum upon termination, subject to the requirements of 409A.
(3)	Mr. Dana elected to defer 18,370 of the stock awards that vested during the fiscal year. He elected to receive his deferred awards in a lump sum after ten years, subject to the requirements of 409A.
(4)	Ms. Czanderna elected to defer 8,068 of the stock awards that vested during the fiscal year. She elected to receive her deferred awards in five annual installments upon termination, subject to the requirements of 409A.

2010 Pension Benefits

The following table sets forth the required information regarding pension benefits for the Executive Officers as of the year ended December 31, 2010.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (5)	Payments During 2009 Fiscal Year ($)
Michael H. Thaman	Qualified Plan (1)	17.37	103,000	—
	Top-Hat Plan (2)	17.37	442,000	—

	Total		545,000	—

Duncan J. Palmer	Qualified Plan (1)	2.29	18,000	—
	Top-Hat Plan (2)	2.29	29,000	—

	Total		47,000	—

Charles E. Dana	Qualified Plan (1)	14.13	115,000	—
	Top-Hat Plan (2)	14.13	176,000	—
	SERP (3) (4)	21.56	1,509,000	—

	Total		1,800,000	—

Karel K. Czanderna	Qualified Plan (1)	1.37	14,000	—
	Top-Hat Plan (2)	1.37	12,000	—

	Total		26,000	—

Stephen K. Krull	Qualified Plan (1)	13.37	86,000	—
	Top-Hat Plan (2)	13.37	80,000	—

	Total		166,000	—

David L. Johns	Qualified Plan (1)	15.09	110,000	—
	Top-Hat Plan (2)	15.09	179,000	—
	SERP (3)	15.34	318,000	—

	Total		607,000	—

(1)	Refers to benefits under the Company’s Cash Balance Plan or, if greater, under the Company’s Prior Plan as discussed below.
(2)	Refers to benefits under the Company’s non-qualified Supplemental Plan.
(3)	Refers to benefits under the Company’s Supplemental Executive Retirement Plan.
(4)	Mr. Dana had a specific individual arrangement with Owens Corning (pursuant to a written agreement with the Company) that provides a supplemental pension benefit based on Owens Corning’s pension plan formula in existence on his employment date, determined as if he had earned 1.5 years of service for each year worked, provided that he remained an Owens Corning employee for no less than 10 years following his November 1995 employment date. Mr. Dana’s individual supplemental pension arrangement as described here was frozen as of March 31, 2010.
(5)	These values are calculated in accordance with requirements of the Statement of Financial Accounting Standards No. 158.

Owens Corning maintains a tax-qualified noncontributory defined benefit cash balance pension plan (the “Cash Balance Plan”) covering certain salaried and hourly employees in the United States, including each of the Executive Officers. The Cash Balance Plan was adopted by Owens Corning in replacement of the qualified Salaried Employees’ Retirement Plan maintained prior to 1996, which we refer to as the Prior Plan. The Prior Plan provided retirement benefits primarily on the basis of age at retirement, years of service and average earnings from the highest three consecutive years of service. Under the Cash Balance Plan, each year prior to

January 1, 2010, eligible employees generally earned a benefit of 4% of such employee’s covered pay. This was referred to under the Cash Balance Plan as a “Pay Credit.” Covered pay was defined generally as base pay and certain annual incentive compensation amounts payable during the year. Effective January 1, 2010, the Cash Balance Plan was amended to eliminate Pay Credit accruals and was closed to new participation. Accrued benefits continue to earn monthly interest based on the average interest rate for five-year United States treasury securities. Employees with an accrued benefit under the Cash Balance Plan vest in that benefit once they have completed three years of service. Vested employees may receive their benefit under the Cash Balance Plan as a lump sum or as a monthly payment when they leave the Company.

As the Company transitioned from the Prior Plan to the current Cash Balance Plan, participating employees who were at least age 40 with 10 years of service as of December 31, 1995 became entitled to receive the greater of their benefit under the Prior Plan frozen as of December 31, 2000, or under the Cash Balance Plan.

Each Executive Officer would have been entitled to payment of their vested accrued benefit under the tax-qualified plan in the event of a termination occurring on December 31, 2010, valued as a lump-sum payable as of that date as follows: Mr. Thaman, $145,778; Mr. Palmer, $26,723; Mr. Dana, $139,139; Ms. Czanderna, although not yet vested, would upon death or disability have an accrued benefit of $16,608; Mr. Krull, $123,462; and Mr. Johns, $141,092.

In addition to the tax-qualified pension plan, Owens Corning maintains supplemental pension benefits as described above under the heading Compensation Discussion and Analysis (“CD&A”), including the Supplemental Plan that pays eligible employees leaving the Company the difference between the benefits payable under Owens Corning’s tax-qualified pension plan and those benefits that would have been payable except for limitations imposed by the Internal Revenue Code. The Executive Officers participate in both the tax-qualified pension plan and the Supplemental Plan.

Each Executive Officer would have been entitled to payment of their vested accrued benefit under the Supplemental Plan in the event of a termination occurring on December 31, 2010, valued as a lump-sum payable as of that date as follows: Mr. Thaman, $626,744; Mr. Palmer, $42,282; Mr. Dana, $212,340; Ms. Czanderna, $14,679; Mr. Krull, $114,721; and Mr. Johns, $229,198.

In addition to the Supplemental Plan, Owens Corning also maintains a Supplemental Executive Retirement Plan (the “SERP”) as a supplemental pension benefit covering certain employees and Named Executive Officers who joined Owens Corning in mid-career. The SERP provides for a lump-sum payment following termination of employment equal to a multiple of the covered employee’s Cash Balance Plan balance minus the present value of retirement benefits attributable to prior employment. Although such offsets may occur upon retirement, amounts shown in the above table do not reflect any such offset.

Each Executive Officer would have been entitled to payment of their vested accrued benefit under the SERP in the event of a termination occurring on December 31, 2010, valued as a lump-sum payable as of that date as follows: Mr. Thaman, Mr. Palmer, Ms. Czanderna, and Mr. Krull do not participate in the SERP; Mr. Dana, $1,509,000, which includes his supplemental benefit as described in the footnotes to the Pension Benefits Table above, and Mr. Johns, $318,000.

NONQUALIFIED DEFERRED COMPENSATION

As described in the CD&A, the Company has established a Deferred Compensation Plan, effective January 1, 2007, under which eligible officers, including the Executive Officers, are permitted to defer some or all of their cash incentive compensation and, beginning in 2010, up to 80% of their base salary. Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or the value of Owens Corning stock. The Company does not contribute nor does the Company match amounts that are deferred by participants. Only one of the Executive Officers has elected to participate in this plan. Executive Officers who do not participate have been omitted from the table.

2010 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(b)	Registrant Contributions in Last Fiscal Year ($)(c)(2)	Aggregate Earnings in Last Fiscal Year ($)(d)	Aggregate Withdrawls/ Distributions ($)(e)	Aggregate Balance at Last Fiscal Year End ($)(f)
Duncan J. Palmer (1)	$—	—	$(77)	—	16,480

(1)	This amount reflects the deferral of Mr. Palmer’s 2007 CIP Award which was otherwise payable if not deferred during 2008. It was reflected as compensation on the Summary Compensation Table for 2007.
(2)	The Company does not contribute nor does the Company match amounts deferred by participants.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company has entered into certain agreements and maintains certain plans under which the Company would provide compensation to Executive Officers in the event of a termination of employment or a change in control of the Company. The payment and benefit levels disclosed in the table below are determined under the various triggering events pursuant to these agreements that both define what constitutes the triggering event and provides those payments that would be due upon the occurrence of such events.

Severance agreements with the Executive Officers provide, under certain termination scenarios as reflected in the table below, for the payment of an amount equal to two times base salary and annual incentive compensation amounts plus continuation of health insurance coverage for a maximum period of two years and, in the case of Mr. Thaman, reimbursement with respect to certain taxes if applicable to the severance payments. The severance agreements provide for payments upon a change in control only if the individual is also terminated for reasons other than cause in connection with the change in control. Payments under the severance agreements are made in cash and are paid, depending upon the terms of the individual Executive Officer’s agreement, either in the form of a one-time lump-sum payment or in the same manner as the regular payroll payments over a 24 month period. Health care coverage provided under the severance agreements is provided in-kind.

The CIP and the LTIP each contain provisions that require continued employment during the performance period in order to be eligible to receive a payout under the plans. However, for death, disability or retirement which occurs during the performance period, the participant may receive a pro-rated award for that performance period. Under the LTIP, for uncompleted three-year performance cycles for which a participant is eligible for such a pro-rated award, the award would be paid out, if performance targets are obtained, at the time that the award would normally have been paid following the end of the cycle. CIP payments are made in one-time, lump-sum payments of cash. Certain portions of the LTIP, which are represented by performance stock units granted at the beginning of the cycle as reflected in the tables above, are settled 50% in Company common stock and 50% in cash.

The Owens Corning Stock Plan provides, under certain circumstances as described above, for either continuation or acceleration of vesting of restricted stock and option awards. Accelerated vesting of the restricted stock and option awards may only occur upon death, disability, retirement or a change in control. When vested, restricted stock and option awards do not involve cash payments from the Company to the Executive Officers.

The Executive Officers are entitled, upon or following their termination, to their accrued benefits under the SERP or the Supplemental Plan arrangements as described above. Executive Officers would also be entitled to the normal vested pension benefits and other vested benefits which are generally available to all salaried employees who terminate employment with the Company under various circumstances.

Upon the occurrence of any triggering event the payment and benefit levels would be determined under the terms of the agreement. The specific definitions of the triggering events are set forth in detail in the agreements which have been filed as exhibits to prior disclosures. In addition, severance payments are paid contingent upon confidentiality, a mutual release and an agreement not to compete. Each of the retirement payments of vested accrued benefits that would have occurred upon a termination event described herein are set forth in the narrative to the 2010 Pension Benefits Table above.

PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

($ in thousands)

Event and Amounts	Michael H. Thaman	Duncan J. Palmer	Charles E. Dana	Karel K. Czanderna	Stephen K. Krull	David L. Johns
Voluntary Termination
No other payments due	—	—	—	—	—	—

Retirement
No other payments due	N/A	N/A	N/A	N/A	N/A	N/A

Involuntary Not-For-Cause Termination
CIP	1,083	381	373	306	251	202
Restricted Stock Awards (1)	—	—	—	—	—	—
Option Awards (1)	—	—	—	—	—	—
Performance Stock Units (2)	—	—	—	—	—	—
Cash Severance	4,221	1,835	1,819	1,481	1,318	1,176
Health Care Continuation (3)	19	9	9	6	9	9
Outplacement Services (3)	25	25	25	25	25	25

Involuntary Termination for Cause
Outplacement Services (3)	25	25	25	25	25	25

Termination Upon a Change-in-Control
CIP	1,083	381	373	306	251	202
Restricted Stock Awards (1)	9,834	2,149	2,006	1,913	1,221	857
Option Awards (1)	3,676	1,093	1,003	814	643	435
Performance Stock Units (2)	12,922	4,027	3,727	2,431	2,476	2,030
Cash Severance	4,221	1,835	1,819	1,481	1,318	1,176
Health Care Continuation (3)	19	9	9	6	9	9
Outplacement Services (3)	25	25	25	25	25	25
Tax Reimbursement	6,096	—	—	—	—	—

Change-in-Control with No Termination
Restricted Stock Awards (1)	9,834	2,149	2,006	1,913	1,221	857
Option Awards (1)	3,676	1,093	1,003	814	643	435
Performance Stock Units (2)	12,922	4,027	3,727	2,431	2,476	2,030

Pre-Retirement Death
CIP	1,083	381	373	306	251	202
Restricted Stock Awards (1)	3,658	1,030	1,000	1,082	538	413
Option Awards (1)	814	247	222	184	151	98

(1)	For Stock and Option awards, vesting is incremental over a four year period and any non-vested portion is forfeited upon termination. Vesting on these Stock and Option awards are only accelerated in the case of death, disability, retirement or a change in control and no options may vest earlier than one year from grant except in the case of a change in control. The value of awards at vesting is uncertain and would reflect the then current value of the Company common stock and options then vesting. The amounts reflected in the table are calculated based on the closing stock price as of December 31, 2010 of $31.15.
(2)	Performance Stock Unit awards are not forfeited upon death or disability, but would vest on a pro-rata basis as of the end of the performance period and would be determined consistent with performance only at the end of the performance period. The value of awards at the end of the performance period is uncertain and would reflect the performance against the established performance targets. For involuntary termination, voluntary termination or for termination for cause occurring before vesting, these awards would be forfeited. Vesting on Performance Stock Unit awards is only accelerated in the case of a change in control. For this table it is assumed that Performance Stock Units would pay out at maximum for a change-in-control. The amount shown includes the value of both cash settled and stock settled units.
(3)	Where eligible for such benefits, the amount includes both health care continuation coverage and/or outplacement services. The value of health care continuation is based on the Company’s net plan cost and the coverage category in which the executive is enrolled; this value assumes that the executive continues to pay the employee portion of the premium. The value of outplacement services assumes the maximum services available under the severance agreement. As a practical matter the actual value of such services is typically substantially less than the maximum.

2010 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth the compensation for 2010 of the non-employee members of the Board of Directors. Employee directors do not receive additional compensation for such service. The narrative that follows the table describes the compensation programs applicable to the non-employee directors during 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
(a)	(b)	(c)	(h)
Norman P. Blake Jr.	78,000	117,000	195,000
Gaston Caperton	—	185,500	185,500
Ralph F. Hake	74,800	112,200	187,000
F. Philip Handy	—	174,000	174,000
Landon Hilliard	—	237,000	237,000
Ann Iverson	72,600	109,000	181,600
James J. McMonagle	70,200	105,300	175,500
W. Howard Morris	72,000	108,000	180,000
Joseph F. Neely	72,000	108,000	180,000
W. Ann Reynolds	75,400	113,100	188,500
Robert B. Smith, Jr.	24,026	36,000	60,026
Daniel K. K. Tseung	24,026	34,300	58,326

(1)	Includes the cash amount of the annual retainer as well as meeting and committee fees for 2010. Directors have the option to defer some or all of their cash retainer and meeting fee amounts under the Deferred Compensation Plan at the election of the individual as described herein. The amounts shown include all cash amounts of annual retainer and fees regardless of whether so deferred.
(2)	The amounts shown in this column relate to restricted stock or restricted stock units granted and deferred shares as the equity component of the Directors’ retainer and meeting fees under the Stock Plan. The amounts shown reflect the aggregate grant date fair value with respect to all restricted stock granted and deferred shares acquired during the year.
(3)	During 2010 each director was entitled to quarterly payment of their retainer and meeting fees in the form elected by them prior to the beginning of the year. Directors were permitted to choose to be paid in cash or Company stock, with a minimum 60% stock requirement. The grant date fair value of stock awards granted to each Director during 2010 is reflected in the table. At year-end, the aggregate number of stock awards outstanding to each Director, including restricted stock, restricted stock units and deferred shares, were as follows: Mr. Blake 32,082; Mr. Caperton 18,163; Mr. Hake 16,460; Mr. Handy 29,233; Mr. Hilliard 41,200; Ms. Iverson 21,557; Mr. McMonagle 23,241; Mr. Morris 15,171; Mr. Neely 24,178; Dr. Reynolds 24,051; Mr. Smith 0; and Mr. Tseung 0.

The Company compensates each director who is not an employee pursuant to a standard annual retainer/meeting fee arrangement. Such arrangement provides for an annual retainer, annual chair retainer and meeting fees as approved by the Compensation Committee. Non-employee directors receive an annual board retainer of $150,000. The Chair of the Audit Committee receives an additional annual retainer of $15,000, and the chairs of all other Board committees receive an additional annual retainer of $10,000. The Lead Independent Director receives an additional annual retainer in the amount of $75,000. Directors receive meeting fees of $1,500 per meeting for attendance at each Board meeting, at each committee meeting of which the director is a member and at each other function which the director is requested by the Company to attend. Stock compensation for annual retainer and fees may be deferred shares which will be issued to the director upon the distribution date elected by the director. The annual retainer and meeting fees are otherwise paid on a quarterly basis. Non-employee directors receive no perquisites.

The restricted shares described above are granted under the Stock Plan. Any additional grants of shares or options to directors will be as determined by the Compensation Committee. Each award of restricted shares will vest in its entirety on the third anniversary of the grant, subject to accelerated or continued vesting as may be determined by the Compensation Committee. Deferred shares are not issued to the director until the distribution date as elected in writing prior to the commencement of the year. Any options issued will be issued with an exercise price at the then fair market value.

Owens Corning established a Deferred Compensation Plan, effective January 1, 2007, under which non-employee directors are permitted to defer some or all of their cash compensation for annual retainer, annual chair retainer and meeting fees. Such deferred cash compensation will be credited to an individual account and will accrue gains or losses under notional investment funds available under the plan and as selected by the director (the available fund options include a fund indexed to Company common stock). The Company does not contribute, nor does it match, any amounts deferred by directors.

Securities Authorized for Issuance under Equity Compensation Plans

Information regarding Owens Corning’s equity compensation plans as of December 31, 2010, is as follows:

	(a)	(b)	(c)
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,397,858	$25.06	4,531,420
Equity compensation plans not approved by security holders	—	—	—

Total	3,397,858	$25.06	4,531,420

(1)	Relates to the 2010 Plan, which authorizes the grant of stock options, stock appreciation rights, restricted stock units, bonus stock awards and performance stock awards.

PROPOSAL 2. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2011, subject to ratification by our stockholders.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions. They also have the opportunity to make a statement if they desire to do so.

We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as out independent registered public accounting firm for 2011. Although ratification is not required by our bylaws or otherwise, the Board is submitted the selection of PricewaterhouseCoopers LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011.

PROPOSAL 3. APPROVAL OF THE CORPORATE INCENTIVE PLAN

The Board of Directors, upon the recommendation of the Compensation Committee, approved and adopted the annual Corporate Incentive Plan Terms Applicable to Certain Executive Officers (the “Plan”) to govern the award and payment of annual cash bonuses to certain of Owens Corning’s executive officers and directed that the Plan be submitted to Owens Corning’s stockholders for approval so that payments under the Plan may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“162(m)”).

The Board of Directors recommends a vote “FOR” the approval of the Plan.

The purpose of the Plan is to enhance Owens Corning’s ability to attract and retain highly qualified executives and to provide financial incentives to those executives to promote Owens Corning’s success. The Plan is also intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m).

The Plan will replace the substantially identical Corporate Incentive Plan that was approved by the representatives of the stockholders in 2006.

The Board believes that it is in the best interests of Owens Corning and its stockholders to ensure that cash bonuses paid to its executive officers are deductible by Owens Corning for federal income tax purposes. Accordingly, Owens Corning has structured the Plan to satisfy the requirements of Section 162(m) for “performance-based” compensation. Generally, Section 162(m) prevents a company from receiving a federal income tax deduction for compensation paid to a “Named Executive Officer” in excess of $1 million for any year, unless that compensation is performance-based. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the compensation be paid pursuant to a plan that has been approved by the company’s stockholders. The Board also believes that the Plan serves Owens Corning’s interests by focusing management’s attention on the achievement of those goals that the Board determines to be strategically and operationally important for Owens Corning.

If the Plan is not approved by the stockholders, we will not grant any bonuses under the Plan. However, we may otherwise grant annual cash bonuses to the executive officers who would have been eligible to participate in the plan. In that event, these bonuses would not qualify as performance-based compensation under Section 162(m), and, accordingly, all or a portion of the bonuses might not be deductible by Owens Corning for federal income tax purposes.

MATERIAL TERMS OF THE PLAN

Administration. The Plan will be administered by the Compensation Committee of the Board of Directors or by another committee appointed by the Board consisting of not less than two Directors who are not Employees (the “Committee”). The Committee will be comprised exclusively of Directors who are not Employees and who are “outside directors” within the meaning of Section 162(m). The Committee will, subject to the provisions herein, select employees to participate herein; establish and administer the performance goals and the award opportunities applicable to each participant and certify whether the goals have been attained; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and make all other determinations which may be necessary or advisable for the administration of the Plan.

Eligibility. All 162(m) Covered Employees will be eligible to be selected to participate in the Plan. The Committee will select the 162(m) Covered Employees who will participate in this Plan in any year no later than 90 days after the commencement of the year. Selection to participate in this Plan in any year does not require the Committee to, or imply that the Committee will, select the same person to participate in the Plan in any subsequent year.

Establishment of Performance Goals and Award Opportunities. The Committee must establish in writing, within 90 days of the commencement of the annual service period (but no later than the applicable deadline to qualify as “performance-based” under section 162(m)), the performance goals for the annual service period and the method for computing the amount of compensation which will be payable under the Plan to each participant. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals.

The Committee may base the performance goals on any of the measures defined in the Plan in any combination, including but not limited to the following:

Revenue	Gross Profit Margin	Productivity objectives
Sales, Net Sales	Operating Margin	Quality metrics
Return on assets	Cash Margin	Capacity Utilization
Return on equity	Net Income Margin	Unit Manufacturing Costs
Return on capital	Earnings Per Share	Market Share, Market Position
Cost/Expense Levels	Earnings from Operations	Working Capital measures
SG&A Expense	Earnings Before Taxes	Customer metrics
Cash Flow measures	EBIT	Employee metrics
Capital Expenditures	EBITDA	Safety

Maximum Award The maximum dollar amount that may be paid to any participant under the Plan for any year is equal to $5.0 million.

Payment of Awards and Termination Provisions Awards will be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year, within the meaning of applicable Treasury regulations. The Committee may exercise discretion to decrease the amount otherwise payable to any participant for any year.

Awards shall also be contingent on continued employment by the Company, its subsidiaries and affiliates during such year. The Plan provides for payment in the event of Death, Disability, and Change in Control during the year, and also allows for payout upon Retirement as defined in the 2010 Owens Corning Stock Plan at the Committee’s discretion. However, these exceptions still require attainment of the performance goals established by the Committee, and only provide exceptions to the requirement of continued employment during the Plan year.

PROPOSAL 4. CONSIDERATION OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company is presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act. While our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding and is advisory in nature.

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation” of this proxy statement.”

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation” of this proxy statement.

The Company believes its compensation philosophy and programs are strongly linked to performance and results and appropriately aligned with the interests of stockholders.

•

Compensation opportunities (base salary levels, target annual incentive awards and long term incentive grants) are generally competitive with market median practices. Actual compensation levels may exceed target levels to the extent Company and individual performance exceed expectations. In the event performance is below targeted levels, actual pay levels may be below target levels.

•	A significant majority of our named executive officers’ total compensation is performance-based.

•

Executives are appropriately focused on achieving annual financial and operational goals through the Company’s annual Corporate Incentive Plan and on maximizing stockholder value over the long term, through grants of restricted shares, stock options and performance share units.

PROPOSAL 5. CONSIDERATION OF AN ADVISORY VOTE ON FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company is presenting the following proposal, which gives you as a stockholder the opportunity to inform the Company as to how often you wish the Company to include a say-on-pay proposal, similar to Proposal 4, in our proxy statement. Section 14A of the Securities Exchange Act requires the Company to include in its proxy statement a non-binding advisory vote on executive compensation not less frequently than once every three years. Section 14A also requires us to include in our proxy statement this year a separate non-binding advisory vote regarding whether the non-binding advisory vote on executive compensation should be held every one, two or three years.

The Board of Directors believes that say-on-pay votes should be conducted every year so that stockholders may annually express their views on the Company’s executive compensation program. We believe that a one-year frequency provides the highest level of accountability and communication by enabling the non-binding stockholder vote to approve the compensation of our named executive officers to correspond with the most recent executive compensation information presented in our proxy statement for our annual meetings of stockholders. We believe that providing the vote only every two or three years may prevent stockholders from communicating in a meaningful and coherent manner. For example, we may not know whether the stockholder vote approves or disapproves of compensation for the reporting period or the compensation for previous reporting periods or both. As a result, it could be difficult to discern the implications of the stockholder vote. In addition, the Board’s determination was based on the premise that this recommendation could be modified in the future if it becomes apparent that an annual say-on-pay vote is not meaningful, is burdensome or is more frequent than recommended by best corporate governance practices.

The option receiving the greatest number of votes (every one, two or three years) will be considered the frequency approved by stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and our Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board of Directors recommends that you vote to hold an advisory vote on executive compensation every year.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2012 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at One Owens Corning Parkway, Toledo, Ohio 43659 not less than 120 calendar days before the one-year anniversary of the date of the Company’s proxy statement released to stockholders in connection with the 2011 Annual Meeting. However, in the event that we hold our 2012 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2011 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. The proposal should be sent to the attention of the Secretary of the Company.

Under our amended and restated bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that for nominations of director nominees and/or an other item of business to be properly brought before an Annual Meeting of Stockholders, a stockholder must give timely notice of such nomination or other item of business in writing to the Secretary of the Company at our principal executive offices and such other item of business must otherwise be a proper matter for stockholder action. If you are a stockholder and desire to introduce a nomination or propose an item of business at our 2012 Annual Meeting of Stockholders, you must deliver the notice of your intention to do so:

•

not earlier than the 120th day and not later than the 90th day prior to the first anniversary of this year’s Annual Meeting, if the date of the 2012 Annual Meeting is held within 30 days before or 60 days after the first anniversary of this year’s Annual Meeting;

•

if the date of the 2012 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the date of this year’s Annual Meeting, not earlier than the 120th day prior to the date of the 2012 Annual Meeting and not later than the later of the 90th day prior to the date of the 2012 Annual Meeting and the 10th day following the day on which a public announcement of the date of the 2012 Annual Meeting is made by the Company; or

•

in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of this year’s Annual Meeting, only with respect to nominees for any new positions created by such increase, not later than the 10th day following the day on which such public announcement is made by the Company.

These time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority. If we do not receive timely notice, or if we meet other SEC requirements, the persons named as proxies in the proxy materials relating to the meeting will use their discretion in voting at the meeting.

The Board is not aware of any matters that are expected to come before the 2011 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named as proxies intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Whether or not you plan to attend the Annual Meeting, please vote on the Internet, by telephone or by mail.

If you vote by telephone, the call is toll-free. No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

By order of the Board of Directors,

Stephen K. Krull

Secretary

Annex A

DIRECTOR QUALIFICATION STANDARDS

For a Company director to be considered independent under New York Stock Exchange rules (the “Rules”), the Board of Directors must affirmatively determine that such director does not have any direct or indirect material relationship with the Company other than as a director. The Board has established these Director Qualification Standards to assist it in determining director independence in accordance with the Rules. The Board will consider relevant facts and circumstances in making an independence determination.

Relationships Precluding Independence

a.	A director will not be considered independent if any of the following relationships (collectively, the “Precluding Relationships”) exist:

(i)	the director is, or has been within the last three years, employed by the Company, provided, however, that employment as an interim Chairman, CEO or other executive officer shall not disqualify a director from being considered independent following that employment;

(ii)	an immediate family member[1] of the director is, or has been within the last three years, employed by the Company as an executive officer;

(iii)	the director has received, or an immediate family member of the director has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service)[2];

(iv) (A)	the director or an immediate family member is a current partner of the firm that is the Company’s internal or external auditor;

(B)	the director is a current employee of such firm;

(C)	the director has an immediate family member who is a current employee of such firm and who personally works on the Company’s audit; or

(D)	the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time;

(v)	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

(vi)	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of such other company’s consolidated gross revenues.

[1]	As defined in the Rules
[2]	Compensation received (a) by a director for former service as an interim Chairman, CEO or other executive officer of the Company or (b) by an immediate family member for service as an employee of the Company (other than an executive officer) shall not be considered in determining independence.

Relationships That Do Not Preclude Independence

b.	The following relationships will not be considered to be material relationships that would impair a director’s independence unless they otherwise conflict with the Rules, the rules and regulations of the Securities and Exchange Commission, or any other legal or regulatory restrictions that relate to determining independence and are applicable to the Company at the time (collectively, the “Permitted Relationships”):

(i)	if a Company director or an immediate family member is employed (including as an executive officer) by another company that has made payments to, or received payments from, the Company for property or services in an amount which, in each of the last three fiscal years, has not exceeded the greater of $1,000,000 or one percent of such other company’s consolidated gross revenues;

(ii)	if a Company director or an immediate family member is employed (including as an executive officer) by another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is less than one percent of the total consolidated assets of such other company;

(iii)	if a Company director or an immediate family member serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than one percent of that organization’s total annual charitable receipts during its last completed fiscal year;

(iv)	if a Company director or an immediate family member has a membership in, or association with, the same professional association or social, educational, fraternal or religious organization, club or institution as an executive officer or another director of the Company;

(v)	relationships arising from or attributable to service as a Company director, including receipt of director or committee fees or reimbursement of expenses; and

(vi)	if a Company director receives pension or other forms of deferred compensation from the Company for prior service (provided that such compensation is not contingent in any way on continued service)[2];

Evaluation of Independence

c.	The Board will examine the independence of each of its members annually. If a director has one or more Precluding Relationships, that director will not be independent. If a director has no relationship with the Company other than Permitted Relationships, that director will be presumed independent. For relationships with the Company other than Precluding Relationships and Permitted Relationships (the “Other Relationships”), the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who have no relationships with the Company other than Permitted Relationships. The Board may determine that a director who has one or more Other Relationships with the Company (to the extent that any such relationship would not constitute a bar to independence under the Rules) is nonetheless independent. Regardless of other circumstances, a director will not be independent if such director does not meet the independence standards set forth in the Rules, the rules and regulations of the Securities and Exchange Commission, or any other legal or regulatory restrictions that relate to determining independence and are applicable to the Company at the time.

Annex B

OWENS CORNING

Corporate Incentive Plan Terms Applicable to Certain Executive Officers

(As amended and restated, January 1, 2011)

1.	Application

Set forth below are the annual Corporate Incentive Plan terms applicable to those employees of Owens Corning Corporation (the “Company”), its subsidiaries and affiliates who are executive officers of the Company and whose annual incentive compensation for any taxable year of the Company that the Committee (as hereafter defined) anticipates would not be deductible by the Company in whole or in part but for compliance with section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (“162(m) Covered Employee”), including members of the Board of Directors who are such employees. Such terms are hereafter referred to as the “Plan” or “Corporate Incentive Plan”.

2.	Eligibility

All 162(m) Covered Employees shall be eligible to be selected to participate in this Corporate Incentive Plan. The Committee shall select the 162(m) Covered Employees who shall participate in this Plan in any year no later than 90 days after the commencement of the year (or no later than such earlier or later date as may be the applicable deadline for the compensation payable to such 162(m) Covered Employee for such year hereunder to qualify as “performance-based” under section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (the “Code”)). Selection to participate in this Plan in any year does not require the Committee to, or imply that the Committee will, select the same person to participate in the Plan in any subsequent year.

3.	Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Board”), or by another committee appointed by the Board consisting of not less than two (2) Directors who are not Employees (the “Committee”). The Committee shall be comprised exclusively of Directors who are not Employees and who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Code. To the extent permitted by law, the Committee may delegate its administrative authority with respect to the Corporate Incentive Plan and, in the event of any such delegation of authority, the term “Committee” as used in this Plan shall be deemed to refer to the Committee’s delegate as well as to the Committee. The Committee shall, subject to the provisions herein, select employees to participate herein; establish and administer the performance goals and the award opportunities applicable to each participant and certify whether the goals have been attained; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

4.	Establishment of Performance Goals and Award Opportunities

No later than 90 days after the commencement of each annual service period (or than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such year to qualify as “performance-based” under section 162(m)(4)(C) of the Code), the Committee shall establish in writing the method for computing the amount of compensation which will be payable under the Plan to each participant in the Plan for such year if the performance goals established by the Committee for such year are attained in whole or in part and if the participant’s employment by the Company, its subsidiaries and affiliates continues without interruption during that year. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals. No provision hereof is intended to preclude the Committee from exercising negative discretion with respect to any award hereunder, within the meaning of the Treasury regulations under Code section 162(m).

No later than 90 days after the commencement of annual service period (or than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such year to qualify as “performance-based” under section 162(m)(4)(C) of the Code), the Committee shall establish in writing the performance goals for such year, which shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine: return on assets; return on net assets; return on equity; return on common equity; return on shareholder equity; return on invested capital; return on capital; total shareholder return; shareholder value added; share price; improvement in and/or attainment of expense levels; improvement in and/or attainment of cost levels; selling, general and administrative expense (SG&A); SG&A as a percent of revenue; costs as a percent of revenue; productivity objectives; quality metrics; capacity utilization; unit manufacturing costs; sales; net sales; gross profit margin; operating margin; cash margin; net income margin; earnings per share; earnings from operations; segment earnings from operations; earnings; earnings before taxes; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); revenue measures; number of units sold; number of units installed; revenue per employee; market share; market position; working capital measures; inventory; accounts receivable; accounts payable; cash conversion cycle; cash flow; cash generation; net cash generation; proceeds from asset sales; free cash flow; investable cash flow; capital expenditures; capital structure measures; cash balance; debt levels; equity levels; economic value added models; technology milestones; commercialization milestones; customer metrics; customer satisfaction; consumable burn rate; installed base; repeat customer orders; acquisitions; divestitures; employee metrics; employee engagement; employee retention; employee attrition; workforce diversity or safety; in each case, measured either semi-annually, annually or cumulatively over a period of years, on an absolute basis and/or relative to internal/external benchmarks, for the company in its entirety or discrete segments thereof. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and other extraordinary items. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify. Unless the Committee determines otherwise at any time prior to payment of a participant’s award hereunder for any year, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the award (including but not limited to the criterion of net income) shall be excluded or included in determining the extent to which the corresponding performance goal has been achieved, whichever will produce the higher award.

5.	Maximum Award

The maximum dollar amount that may be paid to any participant under the Plan for any year is equal to $5 million.

6.	Attainment of Performance Goals Required

Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year, within the meaning of applicable Treasury regulations. Awards shall also be contingent on continued employment by the Company, its subsidiaries and affiliates during such year. The only exceptions to these rules apply in the event of termination of employment by reason of death or Disability, or in the event of a Change of Control of the Company (as such terms are defined in the Owens Corning 2010 Stock Plan (“Stock Plan”)), during such year, in which case the following provisions shall apply. In the event of termination of employment by reason of death or Disability during a Plan year, an award shall be payable under this Plan to the participant or the participant’s estate for such year, which shall be adjusted, pro-rata, for the period of time during the Plan year the participant actually worked. In the event of a

Change of Control during a Plan year and prior to any termination of employment, incentive awards shall be paid under the Plan at the higher of (a) one half of participating salary for such year (as determined by the Committee), or (b) projected performance for the year, determined at the time the Change of Control occurs. An additional exception shall apply to the requirement of continued employment during the year, but not to the requirement that awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year, in the event of termination of employment by reason of Retirement (as defined in the Stock Plan) during a Plan year. Subject to the attainment of the performance goals established by the Committee with respect to such year, in the event of termination of employment by reason of Retirement during a Plan year an award may but need not (as the Committee may determine) be payable under this Plan to the participant, which shall be adjusted, pro-rata, for the period of time during the Plan year the participant actually worked. A participant whose employment terminates prior to the end of a Plan year for any reason not excepted above shall not be entitled to any award under the Plan for that year.

7.	Shareholder Approval and Committee Certification Contingencies; Payment of Awards

Payment of any awards under this Plan shall be contingent upon shareholder approval, prior to payment, of the material terms of the performance goals under which the awards are to be paid, in accordance with applicable Treasury regulations under Code section 162(m). Unless and until such shareholder approval is obtained, no award shall be paid pursuant to this Plan. Subject to the provisions of paragraph 6 above relating to death, Disability and Change of Control, payment of any award under this Plan shall also be contingent upon the Compensation Committee’s certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with applicable Treasury regulations under Code section 162(m). Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise, (a) earned awards shall be paid promptly following such certification, and (b) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies). Any amount payable to a participant hereunder shall be separate from and independent of any annual incentive compensation to which the participant may be contractually entitled for such year pursuant to an employment agreement with the Company.

8.	Amendment or Termination

The Committee may amend, modify or terminate this Plan at any time, provided that a termination or modification shall only become effective 30 days after written notice thereof is given to each participant. Each participant shall be eligible to receive the incentive compensation to which the participant would have been otherwise entitled but for such termination or modification, pro-rata for the period of the Plan year prior to the termination or modification.

9.	Interpretation and Construction

Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the participant provides otherwise. Both the participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

10.	Governing Law

The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles of that state.

OWENS CORNING WORLD HEADQUARTERS

ONE OWENS CORNING PARKWAY

TOLEDO, OHIO, U.S.A. 43659

OWENS CORNING ONE OWENS CORNING PARKWAY TOLEDO, OH 43659

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on April 13, 2011 (April 12, 2011 for 401(k) Plans). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on April 13, 2011 (April 12, 2011 for 401(k) Plans). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1. Election of Directors
Nominees
01 Gaston Caperton	02 Ann Iverson	03 Joseph F. Neely
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2 To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011.							☐	☐	☐
3 To approve the Corporate Incentive Plan.							☐	☐	☐
4 To consider an advisory vote on compensation of our named executive officers.							☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:						1 year	2 years	3 years	Abstain
5 To consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers.						☐	☐	☐	☐
NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

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OWENS CORNING

Annual Meeting of Stockholders

April 14, 2011, 10:00 AM, EDT

This proxy is solicited by the Board of Directors

As to the undersigned’s stockholdings: The undersigned hereby appoints Ralph F. Hake, F. Philip Handy and Michael H. Thaman as proxies, each with full power of substitution, to represent and vote as designated on the reverse side all the shares of Common Stock of Owens Corning held of record by the undersigned on February 16, 2011, at the Annual Meeting of Stockholders of Owens Corning to be held at Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 on April 14, 2011, at 10:00 a.m. EDT, or any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors of Owens Corning. This proxy when properly executed and timely received prior to the meeting will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the nominees in proposal 1 and for proposals 2, 3 and 4 and for 1 year on proposal 5. Whether or not direction is made, each of the proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As to shares reflecting the undersigned’s interest in the Owens Corning Savings Plan and/or Owens Corning Savings and Security Plan (the “401(k) Plans”): The Trustee of each 401(k) Plan is directed to vote the number of shares of Common Stock of Owens Corning reflecting the undersigned’s interest in each of the 401(k) Plans on February 16, 2011, and to effect that vote by executing a proxy or proxies in the form solicited by the Board of Directors of Owens Corning, as indicated on the reverse side.

The Trustee of each 401(k) Plan will vote shares for which a proper voting instruction is not received in the same proportion as the shares for which instructions have been received for such 401(k) Plan.

Continued and to be signed on reverse side